UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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CLEARPOINT NEURO, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

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ClearPoint Neuro, Inc.

5 Musick

Irvine, California 92618

April 19, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ClearPoint Neuro, Inc. to be held on Thursday, June 3, 2021 at 9:00 a.m., Pacific Time. Our Annual Meeting will be held virtually via the Internet, with no physical, in-person meeting. With this letter, we have enclosed a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card. These materials provide further information about our Annual Meeting. For more information on how to access and attend this year’s virtual Annual Meeting, please refer to the General Information section beginning on page 1 in the enclosed Proxy Statement. If you would like another copy of our Annual Report, please send your request to ClearPoint Neuro, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618, and one will be mailed to you. It is also available on the Internet at https://www.cstproxy.com/clearpointneuro/2021.

At this year’s Annual Meeting, the agenda includes: (1) the election of the six directors named in the accompanying Proxy Statement; (2) a proposal to ratify the appointment of our independent registered public accounting firm; (3) a proposal to approve our Employee Stock Purchase Plan; and (4) a proposal to approve the compensation of our named executive officers. The Board of Directors recommends that you vote FOR the election of the six directors named in the accompanying Proxy Statement, FOR the ratification of the appointment of our independent registered public accounting firm, FOR our Employee Stock Purchase Plan and FOR the compensation of our named executive officers. Executive officers of the company will be present at the Annual Meeting to answer any appropriate questions you may have.

It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed Proxy Card and return it promptly in the enclosed postage-paid envelope to ensure your shares will be represented. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote at the Annual Meeting. Also, all registered stockholders and most beneficial stockholders may vote through the Internet. Instructions for using these convenient services are explained on the enclosed Proxy Card. Your vote is very important. We urge you to vote your proxy as soon as possible.

We look forward to seeing you at the Annual Meeting.

Very truly yours,

Joseph M. Burnett

Chief Executive Officer and President

Your Vote Is Important

Please mark, sign and date your Proxy Card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the virtual meeting. Registered stockholders and most beneficial stockholders may also vote through the Internet.

ClearPoint Neuro, Inc.

5 Musick

Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2021

The regular Annual Meeting of Stockholders of ClearPoint Neuro, Inc. will be held on Thursday, June 3, 2021 at 9:00 a.m., Pacific Time. Our Annual Meeting will be held virtually via the Internet, with no physical, in-person meeting. For more information on how to access and attend the Annual Meeting, please refer to the General Information section beginning on page 1 in the enclosed Proxy Statement. The Annual Meeting will be held for the following purposes:

1.	Election of our Directors. To elect the six directors named herein to serve until the 2022 Annual Meeting of Stockholders;
2.	Ratification of the Auditors. To ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	Approval of our Employee Stock Purchase Plan. To approve our Employee Stock Purchase Plan;
4.	Advisory Approval of Executive Compensation. To cast an advisory (non-binding) vote to approve the compensation of our named executive officers; and
5.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

Only those stockholders of record at the close of business on April 5, 2021 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that day, 20,512,602 shares of common stock were outstanding. Each share entitles the holder to one vote.

The accompanying Proxy Statement is being sent, beginning approximately April 19, 2021, to all stockholders of record at the close of business on April 5, 2021, the record date fixed by our Board of Directors. We have enclosed a copy of our Annual Report with the accompanying Proxy Statement. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report is not incorporated into, and should not be deemed part of, the accompanying Proxy Statement.

By Order of the Board of Directors,

Danilo D’Alessandro

Chief Financial Officer and Secretary

ClearPoint Neuro, Inc.

5 Musick

Irvine, California 92618

Proxy Statement for Annual Meeting of Stockholders

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDERS MEETING TO BE HELD ON THURSDAY, JUNE 3, 2020:

THIS PROXY STATEMENT, THE PROXY CARD AND OUR 2020 ANNUAL REPORT ON

FORM 10-K ARE ALSO AVAILABLE ON THE INTERNET AT

HTTPS://WWW.CSTPROXY.COM/CLEARPOINTNEURO/2021.

GENERAL INFORMATION

What is this document?

This document is the Proxy Statement of ClearPoint Neuro, Inc. for the 2021 Annual Meeting of Stockholders, or the “Annual Meeting,” to be held at 9:00 a.m., Pacific Time, on Thursday, June 3, 2021. This document and the enclosed Proxy Card are first being mailed or given to stockholders on or about April 19, 2021.

We refer to ClearPoint Neuro, Inc. throughout this document as “we,” “us” or the “Company.”

What is the date and time of the Annual Meeting?

The Annual Meeting is scheduled to be held on Thursday, June 3, 2021, at 9:00 a.m. Pacific Time.

How do I access and attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by audio webcast. No physical in-person meeting will be held. The online Annual Meeting will begin promptly at 9:00 a.m. Pacific Time on June 3, 2021. We encourage you to access the Annual Meeting prior to the start time, leaving ample time to check in. You will be able to attend the Annual Meeting online and vote by visiting https://www.cstproxy.com/clearpointneuro/2021.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, or “Continental” (i.e., you are the stockholder of record), please follow the instructions on the Proxy Card that you received with this Proxy Statement, which contains the URL address (https://www.cstproxy.com/clearpointneuro/2021), along with your control number. You will need your control number to access and attend the Annual Meeting virtually via the Internet. If you do not have your control number, please contact Continental at the phone number or e-mail address below.

If your shares are held in the name of your broker, bank or other nominee, you must contact your broker, bank or other nominee and obtain a legal proxy. Once you obtain your legal proxy, please contact Continental to have a control number generated for the Annual Meeting:

•	By telephone at (917) 728-9124; or
•	By email at proxy@continentalstock.com.

Can I ask questions at the virtual Annual Meeting?

Stockholders who attend our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Annual Meeting. You must have available your control number provided on your Proxy Card or obtained by following the instructions above.

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement because you were one of our stockholders of record on April 5, 2021, the record date for the Annual Meeting. We are sending this Proxy Statement and the form of Proxy Card to solicit your proxy to vote upon certain matters at the Annual Meeting.

What is a proxy?

It is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as your proxy is also called a proxy, or a “Proxy Card.”

Who is paying the costs to prepare this Proxy Statement and solicit my proxy?

We will pay all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and the form of Proxy Card.

Who is soliciting my proxy, and will anyone be compensated to solicit my proxy?

Your proxy is being solicited by and on behalf of our Board of Directors, or our “Board.” We have retained the services of Morrow Sodali, a professional proxy solicitation firm, to aid in the solicitation of proxies for an estimated fee of $9,000 plus expenses. Morrow Sodali may conduct this proxy solicitation by mail, telephone, facsimile, e-mail, other electronic channels of communication, or otherwise.

In addition to solicitation by the proxy solicitor and by use of the mails, proxies may be solicited by our officers and employees by telephone, electronic mail, facsimile transmission or other means of communication. Our officers and employees will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We may also reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.

What is ClearPoint Neuro, Inc., and where is it located?

We are a medical device company that develops and commercializes innovative platforms for performing minimally invasive surgical procedures in the brain under direct, intra-procedural magnetic resonance imaging, or “MRI,” guidance. Our ClearPoint® system, which is in commercial use in the United States and the European Union, is used to perform minimally invasive surgical procedures in the brain. Our SmartFlow® cannula has been used in clinical trials to inject certain fluids directly into the brain, thus bypassing the blood-brain barrier, should our pharmaceutical company customers achieve success in completion of clinical trials of their drugs and biologics. Our ClearTrace® system is a product candidate still in development, the objective of which is to perform minimally invasive surgical procedures in the heart. However, we have reduced our development expenditures related to ClearTrace, as we devote our resources to the continued development and commercialization of ClearPoint.

Our products are designed to provide a new, minimally invasive surgical approach to address large patient populations for whom we believe current surgical techniques are deficient. Our ClearPoint system is a neuro-navigation system designed for instruments or devices to treat a variety of neurological diseases and conditions and for performing biopsies. Our SmartFlow® cannula is being used by several pharmaceutical companies to deliver drugs and biologics under such companies’ clinical trials.

Our principal executive office is located at 5 Musick, Irvine, California 92618, and we also conduct our principal operations, including component processing, final assembly, packaging and distribution activities for our ClearPoint system, at that facility.

Where is our common stock traded?

Our common stock is traded on The Nasdaq Capital Market under the symbol “CLPT.”

Will the Company’s directors be in attendance at the Annual Meeting?

The Company encourages, but does not require, its directors to attend annual meetings of stockholders, recognizing that from time-to-time scheduling conflicts may occur that will prevent a director from attending. We expect that all of our Board members will attend the Annual Meeting, if possible.

VOTING MATTERS

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 5, 2021, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. A list of our stockholders will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, at our principal executive office for a period of ten days prior to the Annual Meeting; however, in light of the COVID-19 pandemic and the social distancing related thereto, please contact Danilo D’Alessandro at (949) 900-6833 to coordinate your review. On April 5, 2021, we had 20,512,602 shares of common stock outstanding.

Stockholders of Record: Shares Registered in Your Name. If at the close of business on April 5, 2021, your shares were registered directly in your name with Continental, then you are a stockholder of record. As a stockholder of record, you may submit your vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed Proxy Card or vote by proxy on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If at the close of business on April 5, 2021, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on and what does the Board recommend?

You will be asked to vote on the following items:

o   Proposal No. 1: To elect the six nominees named herein to serve on our Board of Directors until the 2022 Annual Meeting of Stockholders;

o   Proposal No. 2: To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

o   Proposal No. 3: To approve our Employee Stock Purchase Plan; and

o   Proposal No. 4: To cast an advisory (non-binding) vote to approve the compensation of our named executive officers.

Our Board recommends that you vote:

o   “FOR” Proposal No. 1, the election of each of the six nominees named herein to serve on our Board of Directors;

o   “FOR” Proposal No. 2, the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

o   “FOR” Proposal No. 3, the approval of our Employee Stock Purchase Plan; and

o   “FOR” Proposal No. 4, the approval of the compensation of our named executive officers.

May other matters be raised at the Annual Meeting? How will the meeting be conducted?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the three matters described above. Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the stockholders. If other business is properly raised, your proxies have authority to vote in their discretion, including to adjourn the Annual Meeting.

The Chairman of the Annual Meeting has broad authority to conduct the Annual Meeting so that the business of the Annual Meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the Annual Meeting. The Chairman of the Annual Meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

Do any of the proposals entitle me to a dissenter’s right of appraisal?

Our stockholders are not entitled to dissenters’ rights in connection with any of the proposals to be voted on at the Annual Meeting. Furthermore, we do not intend to independently provide our stockholders with any such rights.

How do I vote?

For Proposal No. 1, you may either vote “FOR” each nominee named herein to serve on the Board or you may withhold your vote for any nominee that you specify. For Proposal No. 2, Proposal No. 3 and Proposal No. 4, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy using the enclosed Proxy Card or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and submit your vote online even if you have already voted by proxy.

•	To vote at the Annual Meeting, follow the instructions above to attend and submit your vote.
•	To vote using the enclosed Proxy Card, simply complete, sign and date the enclosed Proxy Card and return it promptly in the postage paid envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares as you direct.
•	You can choose to vote your shares at any time using the Internet site identified on your Proxy Card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. We have designed our Internet voting procedures to authenticate your identity by use of a unique control number found on the enclosed Proxy Card. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you. We do not charge any separate fees for access to the Internet voting site. Your vote must be received by 11:59 p.m. Eastern Time on June 2, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Proxy Card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the Proxy Card to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee and contact Continental to have a control number generated for the Annual Meeting by following the instructions set forth on page 1 of this Proxy Statement under “How do I access and attend the Annual Meeting?”.

What if I return a Proxy Card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated Proxy Card without marking any voting selections, your shares will be voted as follows:

•	“FOR” the election of each of the six nominees named herein to serve on the Board of Directors;
•	“FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	“FOR” the approval of our Employee Stock Purchase Plan; and
•	“FOR” the approval of the compensation of our named executive officers.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares as recommended by our Board or, if no recommendation is given, will vote your shares using such individual’s best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee and you do not provide that organization with voting instructions, that organization will determine if it has the discretionary authority to vote on the particular matter. On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. We believe Proposal No. 2, the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm, is considered a routine matter for this purpose. However, Proposal No. 1, the election of directors, Proposal No. 3, the approval of our Employee Stock Purchase Plan, and Proposal No. 4, the approval of the compensation of our named executive officers, are not considered to be routine matters. Your broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, we expect broker non-votes on Proposal No. 1, No. 3 and No. 4. Accordingly, if you own shares through your broker, bank or other nominee, please be sure to instruct that organization how to vote to ensure that your vote is counted on all of the proposals.

Can I change my mind and revoke my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

•	You may submit another properly completed proxy bearing a later date;
•	You may send a written notice that you are revoking your proxy to ClearPoint Neuro, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618; or
•	You may attend and vote online at the Annual Meeting. The last submitted vote will be the one recorded for the holder.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by that organization to revoke your proxy.

What if I receive more than one Proxy Card?

Multiple Proxy Cards mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004-1561, and it can be reached at (212) 509-4000.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “WITHHOLD” votes and broker non-votes with respect to Proposal No. 1, and “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to Proposal No. 2, Proposal No. 3 and Proposal No. 4. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present at the Annual Meeting or represented by proxy and entitled to vote and will have the same effect as “AGAINST” votes on Proposal No. 2, Proposal No. 3 and Proposal No. 4. Although broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares present at the Annual Meeting or represented by proxy and entitled to vote with respect to a particular proposal. Therefore, a broker non-vote will not affect the outcome of the vote on any of the proposals.

What is the vote required for each proposal?

•	For Proposal No. 1, the election of the six nominees named herein to serve on our Board, the six nominees receiving the most “FOR” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected to our Board.
•	To be approved, Proposal No. 2, the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, must receive a “FOR” vote from at least a majority of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote. However, the Audit Committee is not bound by a vote either “FOR” or “AGAINST” the firm. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future.
•	To be approved, Proposal No. 3, the approval of our Employee Stock Purchase Plan must receive a “FOR” vote from at least a majority of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote.
•	To be approved, Proposal No. 4, the compensation of our named executive officers, must receive a “FOR” vote from at least a majority of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation practices and when making future decisions regarding executive compensation.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On April 5, 2021, the record date, there were 20,512,602 shares outstanding and entitled to vote. Thus, at least 10,256,302 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, either the Chairman of the meeting or a majority of the votes present at the Annual Meeting or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results are expected to be published in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission, or the “SEC,” on or before the fourth business day following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days following the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

What is the structure of our Board?

Pursuant to Delaware law and our governing documents, our business and affairs are managed under the direction of our Board. Our Board is our ultimate decision-making and oversight body, except with respect to matters reserved to the stockholders. The directors are charged with the responsibility of exercising their fiduciary duties to act in our best interest and the best interest of our stockholders. Our Board selects and oversees members of executive management who have the authority and responsibility for the conduct of the day-to-day operations of the business.

The number of directors that constitutes our Board is fixed from time to time by a resolution adopted by the affirmative vote of a majority of the authorized number of directors at any regular or special meeting of our Board. On an annual basis, the Corporate Governance and Nominating Committee will consider the size and composition of our Board and report to our Board the results of its review and any recommendations for change. Currently, our Board is fixed at six directors. Our directors stand for election at each annual meeting of the stockholders and serve on our Board until the next annual meeting of the stockholders and until a successor has been duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

How are nominees evaluated? What are the minimum qualifications?

The Corporate Governance and Nominating Committee is responsible for recommending to the Board the type of skills and qualifications required of directors, based on our needs from time to time. In evaluating candidates for director, the Corporate Governance and Nominating Committee may consider several factors, including relevant experience, education, independence, commitment, compatibility with the Chief Executive Officer and the Board culture, prominence and understanding of the Company’s business, as well as any other factors it deems relevant. The Board will nominate individuals to serve on our Board only from director candidates screened and approved by the Corporate Governance and Nominating Committee and recommended to the Board.

The directors’ experiences, qualifications and skills that the Corporate Governance and Nominating Committee considered in their nomination are included in their individual biographies.

What role does diversity play in the selection of members of our Board?

In evaluating potential candidates for Board membership, the Corporate Governance and Nominating Committee considers, among other things, relevant experience, education, independence and commitment. While our Board does not have a formal policy with respect to diversity, our Board believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. Our Board believes that diversity is important because various points of view contribute to a more effective, engaged Board and a better decision-making process. Among our six nominees for election to the Board, one self-identifies as a woman, and one self-identifies as individual from an underrepresented communities (meaning, an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender).

Who are the nominees this year?

Upon the recommendation of the Corporate Governance and Nominating Committee, our Board has nominated the following six persons to serve as directors: Joseph M. Burnett, R. John Fletcher, Pascal E.R. Girin, B. Kristine Johnson, Matthew B. Klein and Timothy T. Richards. If elected, each nominee identified above will serve on our Board until the 2022 Annual Meeting of Stockholders or until his earlier death, resignation or removal. We anticipate that each of these nominees will be available for election, but if a situation arises in which he is unavailable, the proxy will be voted in accordance with the best judgment of the named proxies unless directed otherwise.

What are the backgrounds and qualifications of this year’s nominees?

Information about the following six individuals nominated as directors is provided below.

Director Nominees	Age
Joseph M. Burnett	44
R. John Fletcher	75
Pascal E.R. Girin	61
B. Kristine Johnson	69
Matthew B. Klein	49
Timothy T. Richards	63

Joseph M. Burnett joined us as President and Chief Executive Officer and became a member of our Board of Directors in November 2017. Before joining our Company, Mr. Burnett served as Vice President and General Manager of Neuro Diagnostics and Therapy at Royal Philips, a publicly-traded global health technology company, since March 2016. Prior to serving in such role, Mr. Burnett was the Senior Vice President and Business Leader of Image Guided Therapy Devices at Royal Philips and General Manager of Volcano Corporation (a Royal Philips company) from February 2015 to March 2016. Before joining Royal Philips, Mr. Burnett worked for Volcano Corporation, where he served in various positions from November 2004 to February 2015, most recently as Executive Vice President and General Manager of its Coronary & Systems Business Unit. Prior to joining Volcano Corporation, Mr. Burnett served as an R&D Engineer and Product Manager at Guidant Corporation from August 1999 to November 2004 and worked as a Bio-Medical Engineering Researcher at Duke University from May 1998 to May 1999. Mr. Burnett holds an MBA from The Fuqua School of Business at Duke University and a B.S.E. degree in Bio-Medical Engineering from Duke University. As our Chief Executive Officer, and as a result of his substantial leadership experience and expertise in the medical device industry and neurology, we believe Mr. Burnett offers a unique understanding of our business and industry that is invaluable to our Board.

R. John Fletcher joined our Board in May 2017 and currently serves as the Chairman of our Board. Mr. Fletcher founded Fletcher Spaght in 1983 where he leads both the consulting practice and venture capital activities, with analytical insights and creative solutions derived from his years of experience with clients, portfolio companies and the investment community. Mr. Fletcher works across Fletcher Spaght’s practice groups, with a focus on healthcare. He has particular interests in devices, specifically in cardiology, cardiac surgery, and orthopedics, as well as in biopharma and healthcare IT. Prior to founding Fletcher Spaght, Mr. Fletcher was a Senior Manager at The Boston Consulting Group, advising a broad range of companies in healthcare and high technology industries. Mr. Fletcher serves on the Board of Directors of Axcelis, Koru Medical Systems, Metabolon and served on the Board of Directors of Spectranetics until it was acquired by Royal Philips in August 2017. He serves on the Board of Advisors of Beth Israel Deaconess Medical Center and the Whitehead Institute at MIT. Mr. Fletcher received his MBA from Southern Illinois University, and a BBA in Marketing from George Washington University. He was an Instructor for courses in international business and a PhD Candidate at the Wharton School of the University of Pennsylvania. He served as a Captain and jet pilot in the U.S. Air Force, and continues to be active in aviation. We believe Mr. Fletcher brings strategic insight, leadership and a wealth of experience in healthcare to our Board. Additionally, he has experience as a director on other publicly traded company boards.

Pascal E.R. Girin joined our Board in September 2014. Mr. Girin possesses over two decades of management and executive experience in the field of medical technology. Mr. Girin has served as the Chief Executive Officer of Balt SAS, a medical device company focused on the development of products for the treatment of neurovascular diseases since 2016. Between September 2016 and December 2018, Mr. Girin served as Chairman and CEO of Balt Inc. Mr. Girin served as Executive Vice President and Chief Operating Officer of Wright Medical Technology, Inc. from November 2012 until October 2015, at which time the company successfully merged with Tornier N.V. and formed Wright Medical Group N.V. Prior to joining Wright Medical, Mr. Girin served as President and Chief Executive Officer of Keystone Dental Inc. from February 2011 to June 2012, at which time the company successfully merged with Southern Implants Inc. From October 2010 to February 2011, Mr. Girin served as Executive Vice President and Chief Operating Officer of Keystone Dental Inc. From July 2010 to September 2010, Mr. Girin served as Chief Operating Officer of ev3 Inc. following its acquisition by a wholly owned subsidiary of Covidien Group S.a.r.l. Prior to that time, Mr. Girin served as Executive Vice President and Chief Operating Officer of ev3 Inc. from January 2010 to July 2010, as Executive Vice President and President, Worldwide Neurovascular and International of ev3 Neurovascular Inc. from July 2008 to January 2010, as Senior Vice President and President, International of ev3 International from July 2005 to July 2008, and as General Manager, Europe of ev3 Inc. from September 2003 to July 2005. From September 1998 to August 2003, Mr. Girin served in various capacities at BioScience Europe Baxter Healthcare Corporation, most recently as Vice President. Mr. Girin received an engineering education at the French Ecole des Mines. From November 2010 until November 2, 2012, Mr. Girin had served as a director of Tornier N.V., a publicly traded global medical device company, as well as a member of its Nominating, Corporate Governance and Compliance Committee. With nearly three decades of experience as an executive and director in the medical device industry, both in the U.S. and in Europe, we believe Mr. Girin brings invaluable industry experience and leadership qualities to our Board, as well as insight into international markets.

B. Kristine Johnson joined our Board in September 2019. Ms. Johnson is president of Affinity Capital Management, a venture capital firm that invests primarily in seed and early-stage health care companies in the U.S. She has held this position since 2000. She served as a consultant to Affinity Capital Management in 1999. Prior to serving as a consultant to Affinity Capital Management in 1999, Ms. Johnson was employed for 17 years at Medtronic, Inc., a manufacturer of cardiac pacemakers, neurological and spinal devices and other medical products, serving most recently as senior vice president and chief administrative officer from 1998 to 1999. Her experience at Medtronic also includes service as president of the vascular business and president of the tachyarrhythmia management business, among other roles. Ms. Johnson serves on the board of directors of AtriCure, Inc., a medical device company providing technologies for the treatment of atrial fibrillation and related conditions. She also serves on the board of directors of ViewRay, Inc., a company that develops radiation therapy technology. She also serves as board chair of the University of Minnesota Foundation Investment Advisors, as well as on the boards of several private entities. She is a former chair of the Board of Trustees of the University of Minnesota Foundation and of the Board of Regents of St. Olaf College. Ms. Johnson earned a bachelor’s degree, summa cum laude, from St. Olaf College. She is also a recipient of the college’s Distinguished Alumni Award. Ms. Johnson brings to the Board over 20 years of experience in finance, valuation and strategy focused on healthcare companies. In addition, her prior service as an executive officer of one publicly traded medical device company and a director of another publicly traded medical device company enables her to provide important perspectives to the Board.

Matthew B. Klein joined our Board in April 2020. Dr. Klein has been the Chief Development Officer at PTC Therapeutics, Inc., or “PTC,” since April 2020. Dr. Klein joined PTC in October 2019 as Global Head Gene and Mitochondrial Therapies and became Global Head Clinical Development in March 2020. Prior to joining PTC, Dr. Klein was Chief Executive Officer and a Director of BioElectron Technology Corporation, or “BioElectron,” from 2018 to 2019. Dr. Klein served as the Chief Medical Officer of BioElectron from 2013 to 2019 and was Senior Vice President, Clinical Science at BioElectron from 2012 to 2013. Dr. Klein has a BA from the University of Pennsylvania, an MD from Yale University School of Medicine and an MS in epidemiology from the University of Washington School of Public Health. We believe that Dr. Klein is qualified to serve on our Board because of his medical background, leadership experience and gene therapy, biopharmaceutical industry expertise.

Timothy T. Richards joined our Board in March 2014. Since October 2012, Mr. Richards has worked for Seventh Sense BioSystems, Inc., a venture capital-backed start-up with a focus on point-of-care diagnostic testing, where he was recruited to build and develop the company’s business development and commercial organization. Currently, Mr. Richards serves as Seventh Sense BioSystems’ Chief Operating Officer. Prior to joining Seventh Sense BioSystems, from October 2011 through August 2012, Mr. Richards served as President of Facet Technologies, LLC, a privately-held supplier to major diagnostic companies, where he led the company’s manufacturing and supply chain platform. From November 2008 until May 2010, Mr. Richards held executive-level positions within the Covidien organization, first as U.S. President of the Patient Care & Safety Products business unit, and subsequently as President of VNUS Medical Technologies following its acquisition by Covidien in 2009. From October 2003 through October 2008, Mr. Richards served as Senior Vice President, Chief Marketing Officer and a member of the Executive Board of B. Braun Medical Inc., a leader in infusion therapy and pain management. Before joining B. Braun Medical, he held a number of progressive leadership positions throughout the U.S. and Asia with Becton Dickinson and Company. We believe Mr. Richards brings to our Board extensive leadership experience and expertise in general management, operations, commercial management and strategy in the medical device field.

How are our directors compensated?

Board Fees

Directors who are our employees are not entitled to receive any fees for serving as directors. Directors who are not our employees receive the following Board and Committee fees:

Board of Directors:
Annual retainer per director	$35,000
Annual retainer for chairperson	$15,000

Audit Committee:
Annual retainer for chairperson	$15,000
Annual retainer for other members	$7,500

Compensation Committee:
Annual retainer for chairperson	$10,000
Annual retainer for other members	$5,000

Corporate Governance and Nominating Committee:
Annual retainer for chairperson	$6,000
Annual retainer for other members	$3,000

The above retainers are paid in quarterly installments, in arrears. Each director may elect to have us pay all or a portion of the director’s fees in shares of our common stock, in lieu of cash, in accordance with the rules and procedures established from time to time by our Board. We also reimburse each director for reasonable travel and other expenses in connection with attending Board meetings.

Stock Options

Upon an individual becoming a non-employee director for the first time, the new director will receive a stock option grant entitling the new director to purchase 15,000 shares of our common stock. Such options will vest in equal annual installments over three years. Any individual who serves as a non-employee director on the day following an annual meeting of our stockholders will receive a stock option grant entitling such individual to purchase 15,000 shares of our common stock. Such options will vest on the earlier of the first anniversary of the grant date or the day immediately preceding the next annual meeting of stockholders. The exercise price of all options granted to directors will equal the “fair market value” of our common stock on the date of grant.

Are there stock ownership guidelines for directors?

We currently do not have any stock ownership guidelines. The Board expects each director to develop a meaningful ownership position in us over time but does not believe it is appropriate to specify the level of stock ownership for individual directors.

Are there any family relationships between our directors and our executive officers?

There are no family relationships between or among any of our directors and executive officers.

How many votes are needed to elect directors?

The six nominees receiving the most “FOR” votes among votes properly cast at the Annual Meeting or by proxy at the Annual Meeting will be elected to serve on our Board (assuming a quorum of a majority of the outstanding shares of common stock is present).

What does the Board recommend?

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IDENTIFIED ABOVE.

GOVERNANCE OF THE COMPANY

What is corporate governance and how do we implement it?

Corporate governance is a set of rules established by us to ensure that our directors, executive officers and employees conduct our business in a legal, impartial and ethical manner. Our Board has a strong commitment to sound and effective corporate governance practices. We are incorporated under the laws of the state of Delaware, and our common stock is listed on The Nasdaq Capital Market, which has requirements that a majority of our Board be independent. Accordingly, for purposes of determining independence, we are subject to the provisions of Nasdaq Marketplace Rule 5605. Our management and our Board have reviewed and continue to monitor our corporate governance practices in light of Delaware corporate law, U.S. federal securities laws and Nasdaq Marketplace Rule 5605.

What documents establish and implement our corporate governance practices?

We adopted the charters of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, Code of Business Conduct and Ethics, Guidelines on Governance Issues, Guidelines for Corporate Disclosure, Related Party Transactions Policy, Securities Trading Policy and Whistleblower Policy for the purpose of increasing transparency in our governance practices as well as promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, and promoting compliance with all applicable rules and regulations that apply to us and our officers and directors.

Our Code of Business Conduct and Ethics applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors on our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Where can I access the Company’s corporate governance documents?

The charters of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee may be accessed at the “Investors” tab of our website at www.clearpointneuro.com, as well as our Code of Business Conduct and Ethics and Amended and Restated Bylaws. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. In addition, any stockholder or other interested party may request, without charge, a copy of our corporate governance documents by submitting a written request for any of such materials to ClearPoint Neuro, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618.

How often did our Board meet in 2020?

Our Board held six meetings during 2020. Directors are expected to attend each meeting of our Board and each meeting of those Committees on which they serve. All directors attended 75% or more of the total number of meetings of the Board and those Committees on which they served during the period in which they served as directors in 2020. In addition to meetings, our Board and its Committees review and act upon matters through written consent procedures.

Our 2020 Annual Meeting of Stockholders was held on June 2, 2020, and four members of our Board attended our 2020 Annual Meeting of Stockholders. We have a policy for attendance by members of our Board at our stockholder annual meetings that encourages directors, if practicable and time permitting, to attend our stockholder annual meetings. We expect that all of our Board members will attend the 2021 Annual Meeting of Stockholders, if possible.

Who are our independent directors?

Since our common stock is listed on The Nasdaq Capital Market, for purposes of determining director independence, we are subject to the provisions of the Nasdaq Marketplace Rules. Our Board undertook a review of the composition of our Board and its Committees and the independence of each director. Based upon information requested from and provided by each director concerning the director’s background, employment and affiliations, including family relationships, our Board has determined that none of Dr. Klein, Messrs. Fletcher, Girin, or Richards or Ms. Johnson, representing five of the six directors who are nominated for re-election at the Annual Meeting, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. In making such determination, our Board considered the relationships that each such director has with us and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each director.

What is the leadership structure of the Board, and why is it appropriate for the Company?

Mr. Fletcher presently serves as the Chairman of the Board. Mr. Burnett currently serves as our Chief Executive Officer. Our Board does not have a fixed policy as to whether the role of the Chief Executive Officer and Chairman of the Board should be separate. When the Chairman of the Board is not “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Marketplace Rules, the chairperson of our Corporate Governance and Nominating Committee, who is independent, acts ex officio as the Lead Independent Director of the Board, with the responsibility for coordinating the activities of the other independent directors and for performing the duties specified in our Guidelines on Governance Issues and such other duties as are assigned from time to time by the Board.

The Lead Independent Director has broad responsibility and authority, including, without limitation, to:

•	serve as the principal liaison on Board-wide issues between the independent members of the Board and the Chairman of the Board;
•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board; and
•	call meetings of the independent members of the Board.

Mr. Fletcher served as the Lead Independent Director during 2020.

Our Board has determined that the current separation of Chairman of the Board and Chief Executive Officer is the most appropriate structure at this time as it provides an effective balance between oversight of management and day-to-day leadership. The Board may, at a future date, combine the Chairman of the Board and Chief Executive Officer roles if the Board determines that such a leadership structure would be more beneficial.

What role does our Board play in the oversight of risk management?

Our Board implements its risk oversight function both as a whole and through its Committees. Our Board and the Committees to which it has delegated responsibility conduct risk assessments and discuss identified risks and how to eliminate or mitigate such risks.

Our Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below. All Committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks associated with annual operating and long-term strategic plans, major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee	Risks relating to our financial statements, financial reporting process, accounting and legal matters.

Compensation Committee	Risks related to our compensation structure and benefits plan administration.

Corporate Governance and Nominating Committee	Risks relating to our corporate governance policies and programs and succession planning.

While our Board and its Committees oversee our risk management, our management is responsible for day-to-day risk management. Management communicates with our Board and its Committees on any material risks and how they are being managed.

How can you communicate with our Board?

Stockholders and other interested parties may send communications to our Board or any Committee of the Board by writing to the Board or the Committee, c/o ClearPoint Neuro, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618. The Corporate Secretary will distribute all stockholder and other interested party communications to the intended recipients and/or distribute to the entire Board, as appropriate.

In addition, stockholders and other interested parties may also contact the Lead Independent Director or the non-management directors as a group by writing to the Lead Independent Director, c/o ClearPoint Neuro, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618. The Corporate Secretary will forward all stockholder and other interested party communications to the Lead Independent Director who will review and, if addressed to the non-management directors, distribute all stockholder and other interested party communications to the non-management directors as a group.

What are our complaint procedures?

Complaints and concerns about our accounting, internal accounting controls or auditing matters may be submitted to ClearPoint Neuro, Inc., Attention: Audit Committee Chair, 5 Musick, Irvine, California 92618. Alternatively, complaints and concerns about our accounting, internal accounting controls or auditing matters may be submitted, confidentially and anonymously, by calling our Whistleblower Hotline at (877) 778-5463 or by using our confidential web-based service at www.reportit.net.

What committees have been established by our Board?

Our Board currently has three standing Committees: the Audit Committee; the Compensation Committee; and the Corporate Governance and Nominating Committee.

What are the responsibilities of the Audit Committee?

Our Audit Committee currently consists of Messrs. Fletcher and Girin, and Ms. Johnson. Ms. Johnson serves as the Chair of our Audit Committee.

The functions of the Audit Committee include:

•	overseeing the audit and other services of our independent registered public accounting firm and being directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, who will report directly to the Audit Committee;
•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	overseeing compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as required;
•	reviewing our annual and quarterly financial statements and reports and discussing the financial statements and reports with our independent registered public accounting firm and management;
•	reviewing and approving all related person transactions pursuant to our Related Party Transactions Policy;
•	reviewing with our independent registered public accounting firm and management significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and
•	preparing the Audit Committee report for inclusion in our proxy statement for our annual meeting.

Our Board has determined that each of Mr. Fletcher and Ms. Johnson is an audit committee financial expert within the meaning of SEC rules. Furthermore, our Board has determined that all the members of the Audit Committee satisfy the independence, experience and other requirements established by the Nasdaq Marketplace Rules, which were adopted by the Company. Our Audit Committee met four times during 2020. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee. A copy of the charter for our Audit Committee is posted on our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

What are the responsibilities of the Compensation Committee?

Our Compensation Committee currently consists of Dr. Klein, Ms. Johnson and Mr. Richards. Mr. Richards serves as the Chair of our Compensation Committee.

The functions of the Compensation Committee include:

•	determining the compensation and other terms of employment of our Chief Executive Officer and other executive officers and reviewing and approving our performance goals and objectives relevant to such compensation;
•	administering and implementing our incentive compensation plans and equity-based plans, including approving option grants, restricted stock awards and other equity-based awards;
•	evaluating and recommending to our Board the equity incentive compensation plans, equity-based plans and similar programs advisable for us, as well as modifications or terminations of our existing plans and programs;
•	reviewing and approving the terms of any employment-related agreements, severance arrangements, change-in-control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, with our Chief Executive Officer and other executive officers;
•	to the extent required, reviewing and discussing the Compensation Discussion & Analysis for our annual report and proxy statement with management and determining whether to recommend to our Board of Directors the inclusion of the Compensation Discussion & Analysis in the annual report and proxy statement; and
•	to the extent required, preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.

Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code.” Furthermore, our Board has determined that Dr. Klein, Ms. Johnson and Mr. Richards and each satisfy the independence standards for compensation committees established by the Nasdaq Marketplace Rules. Our Compensation Committee met three times during 2020. A copy of the charter for our Compensation Committee is posted on our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

With respect to director compensation, our Compensation Committee is responsible for reviewing the compensation paid to members of the Board and recommending modifications to Board compensation that the Compensation Committee determines are appropriate and advisable to the Board for its approval from time to time. In this regard, the Compensation Committee may request that management report to the Compensation Committee periodically on the status of the Board’s compensation in relation to other similarly situated companies.

In determining compensation for our executive officers, the Compensation Committee typically considers, but is not required to accept, the recommendations of our Chief Executive Officer regarding the performance and proposed base salary and bonus and equity awards for the other executive officers, as well as himself. The Compensation Committee may also request the assistance of our Chief Financial Officer in evaluating the financial, accounting and tax implications of various compensation awards paid to the executive officers. However, our Chief Financial Officer does not determine the amounts or types of compensation paid to the executive officers. Our Chief Executive Officer and certain of our other executive officers may attend Compensation Committee meetings, as requested by the Compensation Committee. None of our executive officers, including our Chief Executive Officer, attend any portion of the Compensation Committee meetings during which the executive officer’s compensation is established and approved.

Our Compensation Committee also has the authority to engage its own external compensation consultant as needed and engaged Haigh & Company as an independent consultant in 2020. We conducted a conflict of interest assessment prior to the Compensation Committee engaging Haigh & Company, which verified, in our Compensation Committee’s judgment, Haigh & Company’s independence and that no conflicts of interest existed. During 2020, Haigh & Company provided information, analysis and advice on our long-term incentive plan and the base compensation of our CEO. In consideration of Haigh & Company’s advice, our Board, upon recommendation of our Compensation Committee, approved the long-term equity incentive awards granted to our executive officers in August 2019 and July 2020 as well as an increase in our CEO’s base salary to $435,000, which became effective January 1, 2020.

What are the responsibilities of the Corporate Governance and Nominating Committee?

Our Corporate Governance and Nominating Committee currently consists of Messrs. Fletcher, Girin and Richards. Mr. Fletcher serves as the Chair of our Corporate Governance and Nominating Committee.

The functions of the Corporate Governance and Nominating Committee include:

•	evaluating director performance on the Board and applicable Committees of the Board;
•	interviewing, evaluating, nominating and recommending individuals for membership on our Board;
•	evaluating nominations by stockholders of candidates for election to our Board;
•	reviewing and recommending to our Board any amendments to our corporate governance documents; and
•	making recommendations to the Board regarding management succession planning.

Our Board has determined that Messrs. Fletcher, Girin and Richards each satisfy the independence standards for corporate governance and nominating committees established by the Nasdaq Marketplace Rules. The Corporate Governance and Nominating Committee met three times during 2020. A copy of the charter for our Corporate Governance and Nominating Committee is posted on our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

When evaluating director candidates, the Corporate Governance and Nominating Committee may consider several factors, including relevant experience, independence, commitment, compatibility with the Chief Executive Officer and the Board culture, prominence and understanding of the Company’s business, as well as any other factors the Corporate Governance and Nominating Committee deems relevant at the time. The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to any person it believes should be nominated by our Board, and our Board determines the nominees after considering the recommendation and report of the Corporate Governance and Nominating Committee. During 2020, the Corporate Governance and Nominating Committee did not engage any third party to assist it in identifying or evaluating nominees for election to our Board.

Any director or executive officer of the Company may recommend a candidate to the Corporate Governance and Nominating Committee for its consideration. The Corporate Governance and Nominating Committee will also consider nominees to our Board recommended by stockholders if stockholders comply with the advance notice requirements in our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver timely written notice to our Corporate Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act and certain other information, including: the name and address of the stockholder delivering the notice as it appears on our books; the class and number of shares owned beneficially and of record by such stockholder; information about derivative instruments beneficially owned by such stockholder and any opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of our stock; any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of our stock; any short interest in any of our securities held by such stockholder; any rights to dividends on shares of our stock owned beneficially or of record by such stockholder that are separated or separable from the underlying shares of stock; any proportionate interest in shares of our stock or derivative instruments held by a general or limited partnership in which such stockholder is, or owns a beneficial interest in, the general partner; any performance-related fees to which such stockholder is entitled based on the value of our securities; any arrangement or understanding between such stockholder and the proposed nominee; and whether such stockholder intends to deliver a solicitation notice, as more fully described in our bylaws. The foregoing summary does not include all requirements a stockholder must satisfy in order to nominate a candidate to our Board. Stockholders who wish to recommend a nominee to our Board should carefully read our bylaws, which are available at the “Investors” tab of our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Stockholder nominations must be submitted in accordance with the deadlines set forth under the caption “STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING” located on page 34 of this Proxy Statement. Stockholder nominations should be sent to ClearPoint Neuro, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618.

DIRECTOR COMPENSATION

The following table and accompanying footnotes set forth information with respect to the compensation of our non-employee directors in 2020.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(3)		All Other Compensation ($)	Total ($)
Kimble L. Jenkins	50,000	(2)	30,719		—	80,719
R. John Fletcher	48,500	(4)	30,719		—	79,219
Pascal E.R. Girin	44,667	(5)	30,719		—	75,386
B. Kristine Johnson	40,000	(6)	30,719	(7)	—	70,719
Matthew B. Klein	—	(8)	—		—	—
Timothy T. Richards	48,000	(9)	30,719		—	78,719
Marcio Souza	—	(10)	—		—	—
John N. Spencer, Jr.(11)	50,000	(12)	30,719		—	80,719

______________________

(1)	These amounts do not represent cash compensation paid to the named individuals. These non-cash amounts represent the aggregate grant date fair value of option awards computed in accordance with the SEC’s Staff Accounting Bulletin 107. For a discussion of the assumptions made in the valuation of the awards, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Policies and Significant Judgments and Estimates–Share-Based Compensation” and Note 2 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(2)	Under our Non-Employee Director Compensation Plan, Mr. Jenkins elected to receive 2,509 shares of our common stock in lieu of cash fees totaling $12,500.
(3)	Represents the grant date fair value of a stock option grant following our 2020 Annual Meeting of Stockholders, which entitles the director to purchase 15,000 shares of our common stock at an exercise price of $4.13 per share.
(4)	Under our Non-Employee Director Compensation Plan, Mr. Fletcher elected to receive 9,739 shares of our common stock in lieu of cash fees totaling $48,500.
(5)	Under our Non-Employee Director Compensation Plan, Mr. Girin elected to receive 4,450 shares of our common stock in lieu of cash fees totaling $22,334.
(6)	Under our Non-Employee Director Compensation Plan, Ms. Johnson elected to receive 4,015 shares of our common stock in lieu of cash fees totaling $20,000.
(7)	Represents the grand fair value of a stock option grant upon Ms. Johnson’s appointment to the Board, which entitled Ms. Johnson to purchase 15,000 shares of our common stock at an exercise price of $3.92 per share.
(8)	Dr. Klein was appointed to the Board upon expansion of the size of the Board from eight to nine members, effective as of April 16, 2020. Dr. Klein has agreed to forego any compensation, cash or otherwise, from the Company in connection with his service on the Board at PTC’s current representative.
(9)	Under our Non-Employee Director Compensation Plan, Mr. Richards elected to receive 4,817 shares of our common stock in lieu of cash fees totaling $24,000.
(10)	Mr. Souza agreed to forego any compensation, cash or otherwise, from the Company in connection with his service on the Board as PTC’s representative from May 2019 to April 2020.
(11)	Mr. Spencer retired from the Board effective as of June 3, 2021.
(12)	Under our Non-Employee Director Compensation Plan, Mr. Spencer elected to receive 2,509 shares of our common stock in lieu of cash fees totaling $12,500.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Has the Audit Committee selected our independent registered public accounting firm for 2021?

The Audit Committee appointed Cherry Bekaert LLP as our independent registered public accounting firm to audit and express an opinion our financial statements for the fiscal year ending December 31, 2021.

Is stockholder approval required for the appointment of our independent registered public accounting firm for 2021?

Stockholder ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. The Board is submitting the appointment of Cherry Bekaert LLP to our stockholders for ratification as a matter of good corporate governance. However, the Audit Committee is not bound by a vote either “for” or “against” the proposal. The Audit Committee will consider a vote “against” Cherry Bekaert LLP by our stockholders in selecting our independent registered public accounting firm in the future. Even if our stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of us and our stockholders.

Will representatives of Cherry Bekaert LLP attend the Annual Meeting?

Representatives of Cherry Bekaert LLP are not expected to be present at the Annual Meeting.

What fees were paid to our independent registered public accounting firm in 2019 and 2020?

The following table shows the fees we paid or accrued for audit and other services provided by Cherry Bekaert LLP, our independent registered public accounting firm, for the years ended December 31, 2019 and 2020.

Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees	Total Fees
2019	$144,700	—	—	—	$144,700
2020	$151,300	—	—	—	$151,300

______________________

(1)	“Audit Fees” consist of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements. “Audit Fees” also include fees for services provided in connection with other statutory or regulatory filings or engagements, such as consents and review of documents filed with the SEC.
(2)	“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees.”
(3)	“Tax Fees” consist of fees for professional services provided in connection with tax compliance, tax advice and tax planning, including tax return preparation.

How does the Audit Committee pre-approve services provided by our independent registered public accounting firm?

Applicable SEC rules require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2010, our Audit Committee began pre-approving all services by our independent registered public accounting firm and has pre-approved all new services since that time, including, without limitation, all of the services referenced in the table above for 2019 and 2020. The Audit Committee does not delegate its responsibilities under the Exchange Act to our management. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant pre-approvals of audit services of up to $25,000, provided that any such pre-approvals are required to be presented to the full Audit Committee at its next scheduled meeting.

How many votes are needed to approve Proposal No. 2?

Approval of the proposal to ratify the appointment of Cherry Bekaert LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (assuming a quorum of a majority of the outstanding shares of common stock is present). However, the Audit Committee is not bound by a vote either “FOR” or “AGAINST” the proposal.

What does the Board recommend?

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD (1)

Management is responsible for: the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or “PCAOB,” and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee has reviewed and discussed with our management and our independent registered public accounting firm, Cherry Bekaert LLP, the audited financial statements of the Company for 2020, including the quality and acceptability of our financial reporting and controls; has discussed with Cherry Bekaert LLP matters required to be discussed by PCAOB standards; has received the written disclosures and the letter from Cherry Bekaert LLP required by the applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence; and has discussed with Cherry Bekaert LLP their independence from the Company.

Based upon the Audit Committee’s review and discussions with our management and Cherry Bekaert LLP, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter of the Audit Committee, the Audit Committee recommended that our Board include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC.

The Audit Committee has also recommended the reappointment of our independent registered public accounting firm, Cherry Bekaert LLP.

Audit Committee

B. Kristine Johnson, Chair

R. John Fletcher

Pascal E.R. Girin

(1)       The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

PROPOSAL NO. 3
APPROVAL OF THE CLEARPOINT NEURO, INC. EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the ClearPoint Neuro, Inc. Employee Stock Purchase Plan (the “Plan”). The Plan was adopted by our Board on April 12, 2021, subject to stockholder approval. The Plan will be effective as of July 1, 2021, provided it has been approved by the Company’s stockholders, and will terminate when all of the shares of Common Stock reserved for the Plan have been purchased. If approved by our stockholders, the number of shares of Common Stock issuable under the Plan will be 400,000 which represents 1.95% of our outstanding shares as of April 5, 2021.

The Plan is a benefit the Company will make broadly available to the Company’s employees and employees of the Company’s participating subsidiaries that allows them to purchase shares of the Company’s common stock at a discount. The Plan helps the Company attract, motivate and retain highly qualified employees and promotes employee stock ownership, which aligns employees’ interests with those of our stockholders. The Board believes that the Plan is an important component of the Company’s total employee benefit package and that it is in the best interest of the Company and its stockholders that its stockholders approve the Plan. Without stockholder approval of the Employee Stock Purchase Plan, the Board believes the Company’s ability to attract and retain talent would be hampered, and the Company’s recruiting, retention and incentive efforts would become more difficult.

The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Annex A. Capitalized terms not otherwise defined in this proposal shall have the meanings set forth in the Plan.

The Plan permits all eligible employees of the Company and its participating subsidiaries to purchase from the Company options to purchase shares of Common Stock of the Company. Any employee of the Company or its subsidiaries is eligible to participate in the Plan, however the Company may exclude certain employees under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The Company had approximately 75 employees eligible to participate in the Plan as of April 5, 2021.

The Plan provides that 400,000 shares of Common Stock may be issued pursuant to the Plan. At the election of the Company, the shares issued pursuant to the Plan will be either treasury shares or unissued shares.

The Plan will become effective July 1, 2021 and is subject to termination by the Compensation Committee of the Board. The Plan must be approved by the stockholders of the Company and, if the Plan is not approved by the stockholders at the annual meeting, the Plan will terminate. Any payroll deductions made with respect to the Plan prior to such termination will be promptly paid to the participants.

The Plan makes shares available for purchase pursuant to two consecutive six-month offering periods each year. One offering period will commence on the first trading day for the Common Stock on or after February 1 and end on the last trading day of the Common Stock on or before August 1. The other offering period will commence on the first trading day of the Common Stock on or after March 31 and end on the last trading day of the Common Stock on or before September 30. For each six-month offering period, any eligible employee, except as noted below, may participate in such offering under the Plan.

Employees participate by completing, signing and delivering an authorization form provided by the Company to have a percentage (only in terms of whole percentages) of their regular and reoccurring cash compensation (including, but not limited to, sales commissions, but excluding any overtime pay or shift differentials, annual cash incentive compensation, and annual cash bonuses, and further excluding extraordinary cash items, all non-cash items, moving or relocation allowances, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, payments for or related to equity compensation, and any similar items) up to a maximum of 15% withheld for the purpose of making the purchase of shares of Common Stock in the respective offering period. The amount of the payroll deductions will not change in the event of changes in the compensation of the employee in the respective offering period.

Effective on the first day of each offering period, as determined at the end of the respective offering period, an eligible employee may purchase up to that number of shares of Common Stock determined by a fraction the numerator of which is the amount of the contribution level for such employee multiplied by such employee’s Compensation during such offering period and the denominator of which is eighty-five percent (85%) of the lower of (a) the Fair Market Value on the Offering Date or (b) the Fair Market Value on the Purchase Date, but in no event less than the par value of a share. Participants are not restricted from trading stock acquired pursuant to the Plan. However, an eligible employee is required to give the Company prompt written notice showing the number of shares transferred if such employee disposes of shares acquired pursuant to the Plan within (i) two years after the date of grant of the applicable option or (ii) one year after the transfer of the shares to such employee. Participation ends automatically upon termination of employment with the Company or its subsidiaries.

No otherwise eligible employee shall be granted an option under the Plan (i) if, immediately after the grant, the employee would own stock and options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or (ii) if the grant would cause his or her rights to purchase stock under all employee stock purchase plans of the Company to apply to shares of Common Stock having a fair market value of $25,000 or more for the calendar year in which such option is outstanding at any time.

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred or availed of by any other person.

The Plan is administered by the Compensation Committee of the Board. The Committee is vested with authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action of the Compensation Committee in connection with the construction, interpretation, administration or application of the Plan will be final and binding on all participants and all persons claiming under or through any participant.

The Plan is intended to qualify for favorable tax treatment under Section 423 of the Code. Pursuant to the Code, participants generally would not recognize income for federal tax purposes of the amount of the initial discount when shares are purchased. If the recipient of shares under the Plan disposes of the shares before the end of certain holding periods (essentially the later of one year after the exercise date or two years after the grant date), he or she will generally recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the market value of the Common Stock on the exercise date. If a disposition does not occur until after the expiration of the holding periods, the recipient will generally recognize ordinary income in the year of disposition equal to the lesser of (a) the original discount on the shares or (b) the excess of the Fair Market Value of such shares on the date of disposition over the price paid by the recipient on the exercise date. The Company generally will not be entitled to a tax deduction for compensation expense on account of the original sales to participants, but may be entitled to a deduction if a participant disposes of stock received under the Plan prior to the expiration of the holding periods.

How many votes are needed to approve Proposal No. 3?

Approval of the Plan requires the affirmative vote of a majority of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote.

What does the Board recommend?

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4
ADVISORY (NON-BINDING) VOTE TO
APPROVE EXECUTIVE COMPENSATION

How often is an advisory (non-binding) vote to approve executive compensation held?

At our 2019 Annual Meeting of Stockholders, our stockholders expressed their preference for an annual advisory (non-binding) vote to approve executive compensation. Accordingly, the Board determined that, every year until the next vote on the frequency of such advisory vote, we will hold a vote to approve the executive compensation of our named executive officers on an advisory basis. In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, the Board is asking our stockholders to vote on an advisory resolution to approve the compensation of our named executive officers as reported in the Proxy Statement. Accordingly, the following advisory resolution is being submitted to our stockholders for approval at the Annual Meeting:

RESOLVED, that the stockholders of ClearPoint Neuro, Inc. approve, on an advisory (non-binding) basis, the compensation of our named executive officers disclosed in the Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders.

How is executive compensation determined?

The compensation of our named executive officers is designed to tie a significant percentage of an executive’s compensation to the attainment of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the “Executive Compensation” section of the Proxy Statement, the mix of fixed and performance-based compensation, the terms of long-term incentive awards and the terms of executives’ employment agreements are designed to enable the Company to attract, motivate and retain key executives crucial to our long-term success while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board believe that the design of the current compensation practices, and hence the compensation awarded to our named executive officers under the current compensation practices, fulfills this objective.

How many votes are needed to approve Proposal No. 4?

To be approved on an advisory (non-binding) basis, this matter must receive the affirmative vote of the majority of the shares of the Company’s common stock present at the Annual Meeting or by proxy and entitled to vote on the matter. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation practices and when making future decisions regarding executive compensation. Last year, approximately 97% of our stockholders voted in favor of our executive compensation.

What does the Board recommend?

THE BOARD RECOMMENDS YOU VOTE “FOR” PROPOSAL NO. 4.

EXECUTIVE OFFICERS

Our executive officers are elected annually by our Board of Directors and hold office until their successors are elected and duly qualified. The current executive officers of the Company are as follows:

Executive Officers	Age	Position(s)
Joseph M. Burnett	44	Chief Executive Officer and President
Danilo D’Alessandro	36	Chief Financial Officer and Secretary
Peter G. Piferi	61	Chief Operating Officer
Harold A. Hurwitz	69	Former Chief Financial Officer and Secretary(1)

______________________

(1)	Effective as of January 1, 2021, Mr. Hurwitz resigned as Chief Financial Officer and Secretary of the Company.

Biographical information about Mr. Burnett is provided in “Proposal No. 1 — Election of Directors.”

Danilo D’Alessandro joined us as Vice President of Finance in September 2020 and on January 1, 2021 became our Chief Financial Officer. Prior to joining ClearPoint Neuro, from April 2015 he served as the global Head of Finance for the Image Guided Therapy Devices Division at Royal Philips, a business unit representing cumulative inorganic investments of approximately $4 billion and more than 3,000 employees. From July 2011 to April 2015, Mr. D’Alessandro was part of the Corporate Mergers & Acquisitions function at Royal Philips focusing on its Healthcare division. Prior to that role, Mr. D’Alessandro served in Royal Philips Personal Health’s division in various financial roles in the Netherlands starting in October 2007. Mr. D’Alessandro holds a Master of Science in Accounting & Finance from the University of Bath and an Undergraduate degree in Institutions and Financial Markets Management from the Università Commerciale L. Bocconi.

Peter G. Piferi joined us in December 2006 as Chief Operating Officer. Mr. Piferi has over 20 years of experience in the areas of product development, operations, engineering and production in the medical device industry. From March 2003 to December 2006, Mr. Piferi served as Vice President, Endovascular Technologies for Edwards Lifesciences Corporation. In addition, Mr. Piferi has served as Vice President at Kriton Medical Inc. and Orbus Medical Technologies, Inc., and as Director of Advanced Engineering at Cordis Corporation.

Harold A. Hurwitz joined us in March 2015 as Vice President, Finance, and, in held the position of Chief Financial Officer from May 2015 until his retirement on January 1, 2021. From February 2013 to January 2015, Mr. Hurwitz served as Chief Executive Officer and President of Pro-Dex, Inc., a publicly-traded contract engineering and manufacturing company serving the medical device, factory automation and scientific research markets. Mr. Hurwitz also held the positions of Chief Financial Officer, Treasurer and Secretary of Pro-Dex from October 2010, when he joined that company, to January 2015. Between March 2010 and September 2010, Mr. Hurwitz served as an independent consultant, providing service primarily to a molecular diagnostics company. From April 2008 to February 2010, Mr. Hurwitz served as Chief Financial Officer and Vice President of Interventional Spine, Inc., a venture-backed medical device company. Prior to joining Interventional Spine, Mr. Hurwitz served as Principal Consultant with McDermott & Bull, a retained executive search firm, from December 2005 to March 2008, where he led the life science and medical technology practice. Mr. Hurwitz served as an independent consultant from December 2004 to December 2005, with his primary client during that time being Micro Therapeutics, Inc., then a publicly traded medical device company (subsequently acquired by ev3, Inc., and now part of Medtronic plc). He was Chief Financial Officer of Micro Therapeutics, Inc. from December 1997 to December 2004. Earlier in his career, Mr. Hurwitz was a Partner with Coopers & Lybrand L.L.P. (now part of PricewaterhouseCoopers LLP), where he was a Business Assurance Partner, Team Leader of its Orange County Medical Device Practice and an SEC Review Partner. Mr. Hurwitz served as a director of Pro-Dex, Inc. from May 2013 to January 2015.

EXECUTIVE COMPENSATION

Summary Compensation Table – Years Ended December 31, 2020 and 2019

The following table shows the compensation awarded or paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer and our former Chief Financial Officer and for the years ended December 31, 2020 and 2019. We refer to these executive officers as our “named executive officers.”

Named Executive Officer	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Joseph M. Burnett	2020	435,000	155,693	99,999	100,000	5,820		796,512
Chief Executive Officer	2019	366,259	229,133	125,000	129,463	14,345		864,200
Danilo D’Alessandro(4)	2020	70,154	—	—	—	—		70,154
Chief Financial Officer
Peter G. Piferi	2020	258,183	81,090	29,999	29,998	26,662		425,932
Chief Operating Officer	2019	254,346	119,340	37,497	38,839	3,160		453,182
Harold A. Hurwitz	2020	241,263	74,603	29,999	29,998	173,467	(5)	549,330
Former Chief Financial Officer	2019	233,999	109,793	37,497	38,839	16,973		437,101

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(1)	These amounts do not represent cash compensation paid to the named individual. These non-cash amounts represent the aggregate grant date fair value of the restricted stock awards as computed in accordance with the SEC’s Staff Accounting Bulletin 107. For a discussion of the assumptions made in the valuation of the awards, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Policies and Significant Judgments and Estimates–Share-based Compensation” and Note 2 to the audited financial statements included our Annual Report on Form 10-K for the year ended December 31, 2019.
(2)	These amounts do not represent cash compensation paid to the named individual. These non-cash amounts represent the aggregate grant date fair value of the option awards as computed in accordance with the SEC’s Staff Accounting Bulletin 107. For a discussion of the assumptions made in the valuation of the awards, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Policies and Significant Judgments and Estimates–Share-based Compensation” and Note 2 to the audited financial statements included our Annual Report on Form 10-K for the year ended December 31, 2019.
(3)	Until otherwise noted, these amounts consist of: (a) the group medical, life and disability premiums that we paid; and (b) matching contributions we paid to the individual’s 401(k) plan that we sponsor.
(4)	Mr. D’Alessandro joined us on September 29, 2020.
(5)	Of this amount, we paid Mr. Hurwitz: (a) $120,000 pursuant to the terms of his transition agreement; and (b) accrued vacation amounting to $28,017.

Narrative Disclosure to Summary Compensation Table

Employment Agreements. Each of our named executive officers had a written compensatory contract with the Company during 2020. In November 2017, we entered into an employment agreement with Mr. Burnett. In September 2020, we entered into an employment agreement with Mr. D’Alessandro. In June 2012, we entered into an employment agreement with Mr. Piferi. In March 2015, we entered into a written compensatory contract with Mr. Hurwitz, and in September 2020, we entered into a transition services agreement with Mr. Hurwitz. Under each of the compensatory contracts, the employment of the named executive officer may be terminated by either party upon written notice to the other party.

Salary. Under their respective compensatory contracts, the base salaries of our named executive officers, as of December 31, 2020, were as follows:

Named Executive Officer	Title	Base Salary(1)
Joseph M. Burnett	Chief Executive Officer and President	$435,000
Danilo D’Alessandro	Chief Financial Officer	$285,000
Peter G. Piferi	Chief Operating Officer	$263,925
Harold A. Hurwitz	Former Chief Financial Officer	$242,811

______________________

(1)	Each named executive officer’s salary is subject to adjustment at the discretion of the Compensation Committee, subject to certain limitations.

Bonus. As an inducement to his employment with the Company, Mr. Burnett received an initial signing bonus in the aggregate amount of $100,000 under the Employment Agreement, paid in two equal installments: the first installment was paid on November 7, 2017, the start date of his employment, and the second installment was paid on the 6-month anniversary of the start date of his employment. In addition, starting with the fiscal year commencing on January 1, 2018 and for each year thereafter, Mr. Burnett is eligible to receive an annual target incentive bonus of 40% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee. The amount of the incentive bonus payable to Mr. Burnett may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved. As an inducement to his employment with the Company, Mr. D’Alessandro received an initial signing bonus in the aggregate amount of $50,000 under the Employment Agreement, half of which was paid in cash on September 29, 2020, and the other half paid in shares of our common stock on September 29, 2020. The amount of the incentive bonus payable to Mr. D’Alessandro is based on a target of 35% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee. The amount of the incentive bonus payable to Mr. D’Alessandro may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved. The amount of the incentive bonus payable to Mr. Piferi may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved. Mr. Hurwitz was eligible to receive an annual target incentive bonus of 30% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee. The amount of the incentive bonus payable to Mr. Hurwitz may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved. Pursuant to our transition services agreement with Mr. Hurwitz, Mr. Hurwitz will be paid his annual bonus on or prior to March 15, 2021 based on his and the Company’s performance for the fiscal year ending December 31, 2020, and dependent upon Mr. Hurwitz providing consulting services to the Company. Mr. Piferi is eligible to receive an annual target incentive bonus of 30% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee.

Option and Restricted Stock Awards. Pursuant to our employment agreement with Mr. Burnett, Mr. Burnett received, on the start date of his employment, (i) an option to purchase 350,000 shares of our common stock at a per share exercise price of $2.50, and (ii) 200,000 restricted shares of our common stock. The option and restricted shares, which were granted on November 7, 2017, will vest as follows: (i) one-third on the first anniversary of the date of grant; and (ii) the remainder in equal quarterly installments during each of the second and third years following the date of grant, subject to vesting acceleration under certain circumstances. Pursuant to our employment agreement with Mr. D’Alessandro, Mr. D’Alessandro received, on the start date of his employment, (i) a non-qualified stock option to purchase up to 75,000 shares of our common stock; and (ii) 30,000 restricted shares of our common stock. The exercise price of such stock option is $5.80. The stock option and restricted shares, which were granted on September 29, 2020, will vest as follows: (i) one-third on the first anniversary of the date of grant; (ii) one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of grant. Our named executive officers may receive additional grants under our compensation plans at the discretion of the Compensation Committee. Pursuant to our written compensatory contract with Mr. Hurwitz, Mr. Hurwitz received, on the start date of his employment, an option to purchase 11,250 shares of our common stock. That option, which was granted March 30, 2015, has an exercise price of $42.40 per share, has a term of 10 years from the date of grant and vests in three equal annual installments beginning March 30, 2016, subject to vesting acceleration under certain circumstances. In addition, on March 30, 2016, Mr. Hurwitz was granted a stock option entitling him to purchase 3,750 shares. That option has an exercise price of $12.40 per share, has a term of 10 years from the date of grant and vests in three equal annual installments beginning March 30, 2017, subject to vesting acceleration under certain circumstances. Further, on October 4, 2017, Mr. Hurwitz was granted a stock option entitling him to purchase 3,750 shares. That option has an exercise price of $2.60 per share, has a term of 10 years from the date of grant and vests in three equal annual installments beginning March 30, 2018, subject to vesting acceleration under certain circumstances. Pursuant to our transition services agreement with Mr. Hurwitz, the vesting of all stock options and restricted stock accelerated and vested on December 31, 2020.

All Other Compensation. Each named executive officer was entitled to participate in any benefit plan from time to time in effect for our executives and/or employees generally, subject to the eligibility provisions of that plan.

Payments Upon Termination or Change of Control

Termination Payments. In the event we terminate the employment of Mr. Burnett without cause or if Mr. Burnett terminates his employment for good reason, as those terms are defined in his employment agreement, then he will be entitled to receive: (i) an amount equal to his annual base salary in effect on the termination date; (ii) an amount equal to his average bonus for the previous two years; and (iii) $18,000. In addition, if we terminate Mr. Burnett’s employment without cause or Mr. Burnett terminates his employment for good reason, any unvested stock options and restricted stock previously granted to him will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement.

Mr. D’Alessandro’s employment agreement provides that if we terminate his employment without cause or if Mr. D’Alessandro terminates his employment for good reason, as those terms are defined in the employment agreement, then he will be entitled to receive: (i) any base salary and bonus compensation earned but unpaid as of the termination date; (ii) an amount equal to his base salary in effect on the termination date; (iii) an amount equal to his average bonus for the previous two years, if any; (iv) $18,000; and (v) any unreimbursed business expenses to which he entitled as of the termination date. In addition if we terminate the employment of Mr. D’Alessandro without cause or Mr. D’Alessandro terminates his employment for good reason, any unvested stock options and restricted stock previously granted to him will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement.

Mr. Piferi’s employment agreement provides that if we terminate his employment without cause or if Mr. Piferi terminates his employment for good reason, as those terms are defined in his employment agreement, then he will be entitled to receive: (i) any base salary and bonus compensation earned but unpaid as of the termination date; (ii) an amount equal to his base salary in effect on the termination date; (iii) an amount equal to his average bonus for the previous two years, if any; (iv) $18,000; and (v) any unreimbursed business expenses to which he is entitled as of the termination date. In addition, if we terminate the employment of Mr. Piferi without cause or Mr. Piferi terminates his employment for good reason, any unvested stock options and restricted stock previously granted to him will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement.

The transition services agreement with Mr. Hurwitz does not provide for payments in connection with termination.

Change of Control Payments. Upon a change of control, as such term is defined in Mr. Burnett’s employment agreement, any unvested stock options and restricted stock previously granted to Mr. Burnett will become fully vested. In addition, if we terminate Mr. Burnett’s employment without cause, or if he terminates his employment for good reason, in either case within two months prior to or within 12 months following the change of control, then Mr. Burnett will be entitled to receive a lump sum payment equal to the sum of: (1) two times his annual base salary in effect on the termination date; (2) two times the average of his two highest bonuses paid in the previous three years; and (3) $18,000.

Upon a change of control, as such term is defined in Mr. D’Alessandro’s employment agreement, any unvested stock options and restricted stock previously granted to Mr. D’Alessandro will become fully vested. In addition, if the Company terminates Mr. D’Alessandro’s employment without cause, or if he terminates his employment for good reason, in either case within two months prior to or within 12 months following the change of control, then Mr. D’Alessandro will be entitled to receive a lump sum payment equal to the sum of: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) two times his annual base salary in effect on the termination date; (iii) two times the average of his two highest bonuses paid in the previous three years; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.

Upon a change of control involving a sale transaction, as those terms are defined in Mr. Piferi’s employment agreement, any unvested stock options and restricted stock previously granted to Mr. Piferi will become fully vested. Mr. Piferi will also receive a bonus of $350,000. In addition, if we terminate the employment of Mr. Piferi without cause, or if Mr. Piferi terminates his employment for good reason, in either case within two months prior to or within 12 months following the sale transaction, then he will be entitled to receive a lump sum payment equal to: (1) any base salary and bonus compensation earned but unpaid as of the termination date; (2) his COC Multiplier, which is set forth below, times his base salary in effect on the termination date; (3) his COC Multiplier times the greater of the average of his highest two bonuses paid in the previous three years or his current year target bonus, if any; (4) $18,000; and (5) any unreimbursed business expenses to which he is entitled as of the termination date.

The COC Multiplier for Mr. Piferi is based on the value of the sale transaction and is determined as follows:

Value of Sale Transaction	COC Multiplier
Less than $30,000,000	0
30,000,000-49,999,999	0.5
50,000,000-69,999,999	0.75
70,000,000-89,999,999	1.0
90,000,000-109,999,999	1.25
$110,000,000 or more	1.5

The transition services agreement with Mr. Hurwitz does not provide for change of control payments.

Non-Competition; Non-Solicitation; Confidentiality; Assignment of Inventions. In connection with their compensatory contracts, each named executive officer also entered into a confidentiality agreement and non-compete agreement, which agreements impose on the executive customary restrictive covenants prohibiting the disclosure of our confidential information, requiring the executive to assign us any invention discovered in the scope of his employment, prohibiting him from competing with us during the term of his employment and for one year following the termination of his employment, and prohibiting him from soliciting our employees, consultants and contractors during the term of his employment and for two years following the termination of his employment.

Outstanding Equity Awards at December 31, 2020

The table below sets forth information regarding the outstanding equity awards held by our named executive officers at December 31, 2020.
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not vested (#)		Market Value of Shares of Stock that have not vested ($)
Joseph M. Burnett	350,000	(1)	—	(1)	2.50	November 7, 2027	—		—
	14,881	(2)	59,523	(2)	3.47	August 15, 2029	28,818	(3)	457,918	(3)
	—		52,356	(4)	3.24	July 9, 2030	30,864	(5)	490,429	(5)
Danilo D’Alessandro	—		75,000	(6)	5.80	September 29, 2030	30,000	(7)	476,700	(7)
Peter G. Piferi	14,125	(8)	—	(8)	72.00	December 13, 2020	—		—
	12,725	(9)	—	(9)	40.00	April 13, 2022	—		—
	1,750	(10)	—	(10)	60.40	November 5, 2023	—		—
	5,000	(11)	—	(11)	29.60	August 13, 2025	—		—
	20,000	(12)	—	(12)	2.60	October 4, 2027	—		—
	4,464	(2)	17,857	(2)	3.47	August 15, 2029	8,645	(3)	137,369	(3)
	—		15,706	(4)	3.24	July 9, 2030	9.259	(5)	147,126	(5)
Harold A. Hurwitz	11,250	(13)	—	(13)	42.40	March 30, 2025	—		—
	3,750	(11)	—	(11)	29.60	August 13, 2025	—		—
	3,750	(14)	—	(14)	12.40	March 30, 2026	—		—
	3,750	(15)	—	(15)	2.60	October 4, 2027	—		—
	20,000	(12)	—	(12)	2.60	October 4, 2027	—		—
	22,321	(16)	—	(16)	3.47	August 15, 2029	—	(16)	—	(16)
	15,706	(16)	—	(16)	3.24	July 9, 2030	—	(16)	—	(16)

______________________

(1)	One third of the shares subject to this option vested on the first anniversary of the grant date, November 7, 2018. The remaining two-thirds of the shares vested ratably in 8 equal quarterly installments beginning in the first quarter following the first anniversary of the grant date.
(2)	The shares subject to this option vested, or will vest, as follows: (i) 20% of the total shares on August 15, 2020; (ii) 40% of the total shares on August 15, 2021; and (iii) 40% of the total shares on August 15, 2022.
(3)	The shares subject to this restricted stock grant vested, or will vest, as follows: (i) 20% of the total shares on August 15, 2020; (ii) 40% of the total shares on August 15, 2021; and (iii) 40% of the total shares on August 15, 2022.
(4)	The shares subject to this option will vest as follows: (i) 20% of the total shares on July 9, 2021; (ii) 40% of the total shares on July 9, 2022; and (iii) 40% of the total shares on July 9, 2023.
(5)	The shares subject to this restricted stock grant vested, or will vest, as follows: (i) 20% of the total shares on July 9, 2021; (ii) 40% of the total shares on July 9, 2022; and (iii) 40% of the total shares on July 9, 2023.
(6)	One-third of the shares subject to this option will vest as follows: (i) one-third of the total shares on September 29, 2021; (ii) one-third of the total shares on September 29, 2022; and one-third of the total shares on September 29, 2023.
(7)	One-third of the shares subject to this restricted stock grant will vest as follows: (i) one-third of the total shares on September 29, 2021; (ii) one-third of the total shares on September 29, 2022; and one-third of the total shares on September 29, 2023.
(8)	One-third of the shares subject to this option vested on the first anniversary of the grant date, December 13, 2011. An additional one-third of the shares vested on the second anniversary of the grant date, December 13, 2012. The remaining shares vested on the third anniversary of the grant date, December 13, 2013.

(9)	One-third of the shares subject to this option vested on the first anniversary of the grant date, April 13, 2013. An additional one-third of the shares vested on the second anniversary of the grant date, April 13, 2014. The remaining shares vested on the third anniversary of the grant date, April 13, 2015.
(10)	One-third of the shares subject to this option vested on the first anniversary of the grant date, November 5, 2014. An additional one-third of the shares vested on the second anniversary of the grant date, November 5, 2015. The remaining shares vested on the third anniversary of the grant date, November 5, 2016.
(11)	One-third of the shares subject to this option vested on the first anniversary of the grant date, August 13, 2016. The remaining two-thirds of the shares vested ratably in 24 equal monthly installments beginning in the first month following the first anniversary of the grant date.
(12)	One-fourth of the shares subject to this option vested on April 4, 2018. The remaining three-fourths of the shares vested ratably in 30 equal monthly installments beginning in the first month following the first anniversary of the grant date.
(13)	One-third of the shares subject to this option vested on the first anniversary of the grant date, March 30, 2016. An additional one-third of the shares vested on the second anniversary of the grant date, March 30, 2017. The remaining shares vested on the third anniversary of the grant date, March 30, 2018.
(14)	One-third of the shares subject to this option vested on the first anniversary of the grant date, March 30, 2017. An additional one-third of the shares vested on the second anniversary of the grant date, March 30, 2018. The remaining shares will vest on the third anniversary of the grant date, March 30, 2019.
(15)	The shares subject to this option vest ratably in three equal installments on March 30, 2018, March 30, 2019 and March 30, 2020.
(16)	Pursuant to our transition services agreement with Mr. Hurwitz, the vesting of all stock options and restricted stock accelerated and vested on December 31, 2020.

Option Exercises

None of our named executive officers exercised stock options in 2020.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	1,290,717	$5.89	1,023,811
Equity compensation plans not approved by stockholders (1)(2)(3)(4)(5)(6)(7)	515,375	$10.82	--
Total	1,806,092	$7.12	1,023,811

___________________

(1)	The information presented in this table is as of December 31, 2020.
(2)	In December 2013, we adopted our 2013 Non-Employee Director Equity Incentive Plan. The plan provides for the issuance of awards with respect to an aggregate of 14,250 shares of our common stock. As of December 31, 2020, awards with respect to 10,375 shares of our common stock were outstanding under the 2013 Non-Employee Director Equity Incentive Plan.
(3)	In October 2014, we entered into a written compensatory contract with Francis P. Grillo, our former Chief Executive Officer, pursuant to which we awarded Mr. Grillo non-qualified stock options to purchase 60,000 shares of our common stock.
(4)	In December 2014, we entered into a written compensatory contract with Wendelin C. Maners, our former Vice President, Sales and Marketing, pursuant to which we awarded Ms. Maners non-qualified stock options to purchase 8,750 shares of our common stock.
(5)	In March 2015, we entered into a written compensatory contract with Harold A. Hurwitz, our Chief Financial Officer, pursuant to which we awarded Mr. Hurwitz non-qualified stock options to purchase 11,250 shares of our common stock.
(6)	In November 2017, we entered into a written compensatory contract with Joseph M. Burnett, our Chief Executive Officer and President, pursuant to which we awarded Mr. Burnett a non-qualified stock option to purchase 350,000 shares of our common stock and 200,000 restricted shares of our common stock.
(7)	In September 2020, we entered into a written compensatory contract with Danilo D’Alessandro, our Chief Financial Officer, pursuant to which we awarded Mr. D’Alessandro a non-qualified stock option to purchase 75,000 shares of our common stock and 30,000 restricted shares of our common stock.

BENEFIT PLANS

2012 Incentive Compensation Plan

We adopted our 2012 Incentive Compensation Plan in February 2012. The principal purpose of the plan was to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards. Of the 75,000 shares of common stock that were eligible for issuance pursuant to awards made under this plan, 58,253 shares of common stock were subject to options outstanding as of December 31, 2020. As of such date, the outstanding options had a weighted average exercise price of $40.08 per share and had expiration dates ranging from April 2022 to May 2023. Although this plan remains in effect and options under the plan remain outstanding, we ceased making awards under the plan upon stockholder approval of our 2013 Incentive Compensation Plan.

Third Amended and Restated 2013 Incentive Compensation Plan

Our 2013 Incentive Compensation Plan was adopted by our Board in March 2013 and approved by our stockholders in June 2013. On March 2, 2015, our Board adopted the Amended and Restated 2013 Incentive Compensation Plan, which was approved by our stockholders on June 4, 2015. On March 9, 2017, our Board adopted the Second Amended and Restated 2013 Incentive Compensation Plan, which was approved by our stockholders on October 3, 2017. In April 2020, our Board adopted the Third Amended and Restated 2013 Incentive Compensation Plan (the “Existing Plan”) to increase the number of shares of our common stock available for awards under the plan and extend the scheduled expiration date, which was approved by our stockholders on June 2, 2020. The principal purpose of our 2013 Incentive Compensation Plan, as amended and restated from time to time, is to attract, retain and motivate key employees, directors and consultants through the granting of stock-based compensation awards and cash-based performance bonus awards.

Under the Existing Plan, a total of 2,956,250 shares of our common stock are reserved for issuance. Of this amount, stock grants of 662,492 shares have been awarded, and option grants, net of options terminated, expired or forfeited, of 1,269,947 shares were outstanding as of December 31, 2020. Accordingly, 1,023,811 shares remained available for grants under the Existing Plan as of that date. As of December 31, 2020, the outstanding options had a weighted average exercise price of $7.12 per share and had expiration dates ranging from October 2022 to December 2029.

2013 Non-Employee Director Equity Incentive Plan

We adopted the 2013 Non-Employee Director Equity Incentive Plan in December 2013 to enable us to attract, retain and motivate non-employee directors of outstanding ability through the granting of stock-based awards. Of the 14,375 shares of common stock that were eligible for issuance pursuant to awards made under this plan, 10,375 shares of common stock were subject to options outstanding as of December 31, 2020 with a weighted average exercise price of $41.60 per share and expiration dates ranging from January 2024 to June 2025. Although this plan remains in effect and options under the plan remain outstanding, upon exhaustion of awards of shares eligible for issuance under this plan, stock-based awards to our non-employee directors are now made under the provisions of the Existing Plan which is discussed above.

Non-Employee Director Compensation Plan

See “How are our directors compensated?” in “Proposal No. 1 – Election of Directors.”

Key Personnel Incentive Program

We adopted, with an effective date in September 2006 and as amended in June 2010 and June 2013, the Key Personnel Incentive Program, or the KPIP, to provide a consultant and a then-employee who, at the time of adoption of the KPIP, were key to our development and licensing activities, with the opportunity to receive incentive bonus payments upon a consummation of a sale transaction, as defined in the KPIP. The Compensation Committee is responsible for administering the program, and the only participants in the program are Paul A. Bottomley and Parag Karmarkar. The program will terminate on the earlier of December 31, 2025 or the occurrence of a sale transaction.

In the event of a sale transaction, each of the participants will be entitled to receive a bonus payment under the program as of the date of the transaction. Mr. Karmarkar would receive a bonus equal to $1,000,000. Dr. Bottomley would receive a bonus equal to: (1) $1,000,000, plus (2) 1.4% of the amount by which the “net proceeds” from the sale transaction exceed $50,000,000, but not to exceed $700,000. For purposes of the KPIP, the “net proceeds” from a sale transaction will be the portion of the aggregate cash and non-cash consideration paid or payable in connection with the consummation of the sale transaction that is distributed, or otherwise available for distribution, to holders of our common stock.

401(k) Plan

We offer a 401(k) plan pursuant to Section 401(k) of the Code. All full-time United States employees are eligible to participate in the plan. The plan permits pretax contributions by participants not to exceed annual amounts allowable under the Code. Participants are fully vested in their contributions.

Employee Stock Purchase Plan

Our Board adopted the Employee Stock Purchase Plan on April 12, 2021, and subject to stockholder approval, 400,000 shares of Common Stock will be issuable to all eligible employees of the Company. The plan permits eligible employees to purchase from the Company options to purchase shares of Common Stock at a discount to fair market value.

Hedging Policy

Our Securities Trading Policy, prohibits executing short sales (the selling of securities that are not owned at the time of sale and the seller hopes can be purchased at a lower price in the future) and purchasing or selling put or call options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

We adopted a related person transactions policy, pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, other than a transaction available to all employees generally or involving less than $5,000 when aggregated with similar transactions, must be presented to our audit committee for review, consideration and approval, unless the transaction involves an employment or other compensatory arrangement approved by our Compensation Committee. All of our directors, executive officers and employees are required to report to our audit committee any such related person transaction. In approving or rejecting the proposed agreement, our audit committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. After consideration of these and other factors, the audit committee may approve or reject the transaction. Consistent with the policy, if we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

The following is a description of transactions since January 1, 2019 to which we have been a party, in which the amount involved in the transaction exceeds $207,225, which is 1% of the average of our total assets at year-end for our 2019 and 2020 fiscal years, and in which any of our executive officers, directors and principal stockholders, including their immediate family members, had or will have a direct or indirect material interest.

In May 2019, we entered into a securities purchase agreement with certain accredited investors under which we sold 2,426,455 shares of our common stock to such investors for aggregate gross proceeds of approximately $7.5 million, or the 2019 PIPE. Mellon Group, LLC, a beneficial owner of more than five percent of our common stock at such time, invested $102,300 and acquired 33,000 shares of our common stock in the 2019 PIPE. Also, PTC invested $4 million and acquired 1,290,323 shares of our common stock in the 2019 PIPE, resulting in PTC becoming a beneficial owner of more than five percent of our common stock. In connection with this transaction, Mr. Souza joined our Board of Directors as PTC’s designated director. As previously disclosed, while Mr. Souza remained on our Board through April 2020, Dr. Klein, PTC’s Chief Development Officer, replaced Mr. Souza as PTC’s designated director on our Board in April 2020. In addition, we entered into a supply agreement for our neurosurgical devices supporting PTC’s current and future gene therapy programs, which include treatments for AADC Deficiency, Friedreich’s Ataxia and Angelman Syndrome. We believe the terms of the supply agreement are on market terms and conditions and was entered into in the ordinary course of business.

In January 2020, we entered into a securities purchase agreement with PTC and another investor under which we issued floating rate secured convertible notes in the principal amounts of $10 million and $7.5 million to PTC and the other investor, respectively, or the 2020 Convertible Notes. Unless earlier converted or redeemed, the 2020 Convertible Notes will mature on January 29, 2025, and bear interest at a rate equal to the sum of (i) the greater of (x) the three (3)-month London Interbank Offered Rate and (y) two percent, plus (ii) a margin of two percent on the outstanding balance of the 2020 Convertible Notes, payable quarterly on the first business day of each calendar quarter. The 2020 Convertible Notes may not be pre-paid without the consent of the noteholder, provided we must offer to pre-pay such other noteholder on the same terms and conditions. Prior to maturity, the holders of the 2020 Convertible Notes will have the right to convert all or any portion of the outstanding balance of their 2020 Convertible Notes, including any accrued but unpaid interest, into shares of our common stock at a conversion price of $6.00 per share, subject to certain adjustments as set forth in 2020 Convertible Notes. The 2020 Convertible Notes are collateralized by all the assets of the Company. In December 2020, we entered a second omnibus amendment to the securities purchase agreement with PTC and another investor under which we issued floating rate secured convertible notes in the principal amounts of $7.5 million to the other investor.

In February 2020, we entered into an agreement with PTC that covers hardware, software, clinical case support services and market development services for gene therapy procedures in the United States, Europe, the Middle East and Africa to support PTC’s potential commercialization in gene therapy globally, which is contingent upon its receipt of regulatory approvals. We believe the terms of this agreement are on market terms and conditions and was entered into in the ordinary course of business.

In addition to the disclosure above, the terms of the Key Personnel Incentive Plan, which is more fully described in the section entitled “Benefit Plans—Key Personnel Incentive Plan,” is incorporated and restated herein.

Indemnification Agreements

In addition to the indemnification provided for in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of such individual’s service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and officers. There is no pending litigation or proceeding involving any of our directors or officers to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 5, 2021 regarding the beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Percentage ownership calculations for beneficial ownership are based on 20,512,602 shares outstanding as of April 5, 2021. Except as otherwise indicated below, the address of each beneficial owner of our common stock is c/o ClearPoint Neuro, Inc., 5 Musick, Irvine, California 92618.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of April 5, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Beneficial Owner	Number of Shares Owned		% of Shares Outstanding
5% Stockholders
PTC Therapeutics, Inc. 100 Corporate Court South Plainfield, NJ 07080	2,961,245	(1)	14.43%
Bruce C. Conway 5403 Drane Dr. Dallas, TX 75209	1,127,635	(2)	5.49%
E. Jeffrey Peierls 73 South Holman Way Golden, CO 80401	1,111,000	(3)	5.41%

Directors and Named Executive Officers
R. John Fletcher	153,155	(4)	*
Pascal E.R. Girin	127,331	(5)	*
B. Kristine Johnson	40,867	(6)	*
Matthew B. Klein	0		--
Timothy T. Richards	99,508	(7)	*
Joseph M. Burnett	606,384	(8)	2.95%
Harold A. Hurwitz	92,537	(9)	*
Peter G. Piferi	104,936	(10)	*
Danilo D’Alessandro	107,548	(11)
All directors and executive officers as a group (9 persons)	1,332,226	(12)	6.49%

_________________________

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Based in part on a Schedule 13D/A filed by PTC on January 31, 2020. Includes 1,666,667 shares, which represents the maximum number of shares that may be issued to PTC in connection with the conversion of its senior secured convertible note having a principal amount of $10,000,000.
(2)	Based in part on a Schedule 13D filed by Mr. Conway with the SEC on June 5, 2017. Includes 3,600 shares jointly held with his spouse, 16,500 shares held solely by his spouse, 52,171 shares that Mr. Conway has the right to acquire through the exercise of warrants and 39,654 shares in the aggregate owned by the Alden M. Conway Trust, the Chase T. Conway Trust, the Merritt Elizabeth Conway Trust, the Edna N. Conway Irrevocable Trust FBO Alden M. Conway, the Edna N. Conway Irrevocable Trust FBO Chase T. Conway, the Edna N. Conway Irrevocable Trust FBO Merritt Elizabeth Conway and the Conway Family GST Trust. Mr. Conway is the trustee of each of the aforementioned trusts and has voting and investment power of each trust’s shares, which are held in trust for the benefit of members of his family. Also includes 5,500 shares owned by the BCC Life Insurance Trust, which shares are held in trust for the benefit of Mr. Conway’s children. A third party serves as trustee for such trust.
(3)

Based in part on a Schedule 13G filed on February 9, 2018 by E. Jeffrey Peierls, Brian Eliot Peierls and The Peierls Foundation, Inc. (collectively, the “Peierls Parties”). E. Jeffrey Peierls and Brian Eliot Peierls may be deemed to share indirect beneficial ownership of securities held by The Peierls Foundation, Inc. The shares of common stock beneficially owned by the Peierls Parties reflects the following:

(i)   690,000 shares of common stock, representing 9.99%* of the outstanding shares of common stock, beneficially owned by E. Jeffrey Peierls, of which he has sole power over 85,000 shares of common stock and shared power over 605,000 shares of common stock.

(ii)  665,000 shares of common stock, representing 9.99%* of the outstanding shares of the common stock, beneficially owned by Brian Eliot Peierls, of which he has sole power over 60,000 shares of common stock and shared power over 605,000 shares of common stock.

(iii) 360,000 shares of common stock, representing 6.69% of the outstanding shares of the common stock, beneficially owned by The Peierls Foundation, Inc.

*The provisions of the Warrants exercisable by E. Jeffrey Peierls and Brian Eliot Peierls restrict the conversion of such securities to the extent that, upon such exercise or conversion, the number of shares of common stock then beneficially owned by the holder and any other person or entities with which the holder would constitute a Section 13(d) “group” would exceed 9.99% of the total number of shares of the Company then outstanding (the “Peierls Ownership Cap”). Accordingly, notwithstanding the number of shares of common stock reported as beneficially owned by E. Jeffrey Peierls or Brian Eliot Peierls, each of E. Jeffrey Peierls and Brian Eliot Peierls disclaim beneficial ownership of the shares of common stock to the extent that upon such conversion or exercise the number of shares of common stock beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Peierls Ownership Cap.

(4)	Includes 59,625 shares that Mr. Fletcher has the right to acquire through the exercise of options.
(5)	Includes 62,125 shares that Mr. Girin has the right to acquire through the exercise of options.
(6)	Includes 30,000 shares that Ms. Johnson has the right to acquire through the exercise of options.
(7)	Includes 62,625 shares that Mr. Richards has the right to acquire through the exercise of options and 1,347 shares Mr. Richards has the right to acquire through the exercise of warrants.
(8)	Includes 100,225 shares of restricted stock for which Mr. Burnett has voting power and 344,018 shares that Mr. Burnett has the right to acquire through the exercise of options.
(9)	Includes 56,206 shares that Mr. Hurwitz has the right to acquire through the exercise of options.
(10)	Includes 20,065 shares of restricted stock for which Mr. Piferi has voting power and 67,306 shares that Mr. Piferi has the right to acquire through the exercise of options.
(11)	Includes 30,000 shares of restricted stock for which Mr. D’Alessandro has voting power and 75,000 shares that Mr. D’Alessandro has the right to acquire through the exercise of options.
(12)	Includes 758,252 shares issuable upon the exercise of options and warrants held by directors, executive officers or entities/trusts controlled by a director.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and the beneficial owners of greater than 10% of our common stock, or the Reporting Persons, to file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required by SEC rules to furnish us with copies of these reports.

The Company’s management coordinates the filing of Section 16 reports for each of its directors and executive officers. Due to an administrative oversight, late Form 4 reports were filed for Messrs. Fletcher, Girin, Jenkins, Richards, Spencer, and Ms. Johnson, regarding the grant of stock options issued on June 3, 2020. These late reports were filed on June 17, 2020. A late Form 4 report was filed for Mr. D’Alessandro regarding the forfeitures of shares to satisfy applicable tax withholding obligations and the issuance of shares of common stock pursuant to a signing bonus on September 29, 2020. This late report was filed on October 21, 2020. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for the fiscal year ended December 31, 2020 pursuant to Rule 16a-3(e) of the Exchange Act and written representations from Reporting Persons that all required reports had been filed, the Company believes that, other than as set forth above, all Reporting Persons filed the required reports on a timely basis.

Copies of the insider trading reports can be found at our corporate website at www.clearpointneuro.com, on the “Investors” page, under the category “SEC Filings.” The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Our annual meeting of stockholders generally is held in June of each year. If you wish to submit a proposal to be included in our Proxy Statement for our 2022 Annual Meeting of Stockholders, proposals must be submitted by eligible stockholders who have complied with the relevant rules of the SEC and must be delivered to our Corporate Secretary at our principal executive office at 5 Musick, Irvine, California 92618. A stockholder’s notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2022 Annual Meeting. Pursuant to our bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting (i.e., not earlier than December 20, 2021 and not later than January 19, 2022); provided, however, that in the event (i) the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, (ii) no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, or (iii) the Company did not hold an annual meeting in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. In the event a stockholder proposal intended to be presented for action at the 2022 Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by our Board in connection with the 2022 Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the Proxy Statement for the 2022 Annual Meeting.

ANNUAL REPORT AND FINANCIAL INFORMATION

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020 and a list of all its exhibits will be supplied without charge to any stockholder upon written request sent to our principal executive office: ClearPoint Neuro, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618. Exhibits to the Annual Report on Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov, or at our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

OTHER BUSINESS

Our Board knows of no matters other than those discussed in this Proxy Statement which will be presented at the 2021 Annual Meeting of Stockholders. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

By Order of the Board,

Danilo D’Alessandro

Chief Financial Officer and Secretary

Irvine, California

April 19, 2021

Appendix A

CLEARPOINT NEURO, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1.    Establishment of Plan. ClearPoint Neuro, Inc. a Delaware corporation (the “Company”), proposes to grant options to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Code Section 423, including the requirement of Code Section 423(b)(5) that all eligible employees granted options under the Plan have the same rights and privileges with respect to such options and this Plan will be so construed; provided that the Company may adopt sub-plans applicable to particular Participating Corporations which sub-plans may be designed to be outside the scope of Section 423 of the Code. Subject to Section 14, a total of 400,000 shares of Common Stock is reserved for issuance under this Plan. The number of shares reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan will be subject to adjustments effected in accordance with Section 14 of this Plan. Capitalized terms not defined elsewhere in the text are defined in Section 27. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

2.    Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment.

3.    Administration.

(a)    The Plan will be administered by the Compensation Committee of the Board or by the Board (as applicable, the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan will be determined by the Committee and its decisions will be final and binding upon all Participants. The Committee will have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility and determine which entities will be Participating Corporations and whether an offer to Participating Corporations is intended to meet Code Section 423 requirements and to decide upon any and all claims filed under the Plan. Every finding, decision, and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. The Committee will have the authority to determine the Fair Market Value (which determination will be final, binding, and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee will receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on the Board or its committees. All expenses incurred in connection with the administration of this Plan will be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical. The Committee may also establish rules to govern transfers of employment among the Company and any Participating Corporation, in accordance with the applicable requirements of Code Section 423 and the terms of the Plan.

(b)    The Committee may adopt such rules, procedures, and sub-plans as are necessary or appropriate to permit the participation in the Plan by eligible employees who are citizens or residents of a jurisdiction and/or employed outside the United States, in accordance with Treasury Regulation 1.423(f)(4), the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of the provisions in Section 1 above setting forth the number of shares of Common Stock reserved for issuance under the Plan; provided that unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan.  Further, the Committee is specifically authorized to adopt rules and procedures regarding the application of the definition of Compensation (as defined below) to Participants on payrolls outside of the United States, handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures, and handling of stock certificates that vary with applicable local requirements.

4.    Eligibility. Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that the Committee may exclude any or all of the following (other than where exclusion of such employees is prohibited by applicable law):

(a)    employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period;

(b)    employees who are customarily employed for twenty (20) or less hours per week;

(c)    employees who are customarily employed for not more than six (6) months in any calendar year;

(d)    (i) employees who are “highly compensated employees” of the Company or any Participating Corporation (within the meaning of Section 414(q) of the Code), or (ii) any employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) with compensation above a specified level, provided the exclusion is applied in an identical manner to all highly compensated employees of every corporation whose employees are granted options under the Plan or offering;

(e)    employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code;

(f)    individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

The foregoing notwithstanding, employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations may not participate, in accordance with Treasury Regulation 1.423-2(d).

5.    Offering Dates.

(a)    While the Plan is in effect, the Committee will determine the duration and commencement date of each Offering Period and Purchase Period, provided that an Offering Period will in no event be longer than twenty-seven (27) months, except as otherwise provided by an applicable subplan and (ii) no Purchase Period will end later than the last day of the Offering Period in which it begins. Offering Periods may be consecutive or overlapping. Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan. Purchase Periods will be consecutive.

(b)    Unless otherwise determined by the Committee, (i) the initial Offering Period (the “Initial Offering Period”) shall commence on the Effective Date and end on December 30, 2021 and the Initial Purchase Period (the “Initial Purchase Period”) shall commence on the Effective Date and end on December 30, 2021 (ii) the Initial Offering Period and each subsequent Offering Period shall consist of four (4) six (6) month Purchase Periods (provided that the Initial Purchase Period shall be less than six (6) months), and (iii) each Offering Period following the Initial Offering Period and each Purchase Period following the initial Purchase Period shall each commence on January 1 and July 1 and end on June 30 and December 30 of each six (6) month period following commencement of such Offering Period or Purchase Period, respectively. The Committee shall have the power to change these terms as provided in Section 25 below.

6.    Participation in this Plan.

(a)    Enrollment in Initial Offering Period. Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to the Initial Offering Period may enroll in the Initial Offering Period at a contribution level equal to an amount equal to at least one percent (1%) of Compensation (the “Initial Contribution Level”). A Participant that is enrolled in the Initial Offering Period pursuant to this section will be entitled to continue to participate in the Initial Offering Period only if such Participant submits a subscription agreement in a form determined by the Administrator, or electronic representation thereof, to the Company and/or an authorized third party administrator (the “Third Party Administrator”) authorizing his or her contributions and confirming or changing his or her contribution rate (i) no earlier than the date on which an effective registration statement pursuant to Form S-8 is filed with respect to the issuance of Common Stock under this Plan, and (ii) within thirty-one (31) days after the filing of such Form S-8, or such longer time as may be determined by the Company (the “Initial Offering Period Window”). If a Participant that is enrolled in the Initial Offering Period fails to submit a subscription agreement, or electronic representation thereof, during the Initial Offering Period Window, such Participant’s participation in the Initial Offering Period will be automatically terminated and he or she will be withdrawn from the Initial Offering Period.

(b)    Enrollment in Subsequent Offering Periods. With respect to Offering Periods after the Initial Offering Period, an eligible employee determined in accordance with Section 4 may elect to become a Participant by submitting a subscription agreement, or electronic representation thereof, to the Company and/or via the Third Party Administrator’s standard process, prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as the Committee may determine.

(c)    Continued Enrollment in Offering Periods. Once an employee becomes a Participant in an Offering Period then such Participant may automatically participate in each subsequent Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below or otherwise notifies the Company of a change in the Participant’s contribution level by filing an additional subscription agreement or electronic representation thereof with the Company and/or the Third Party Administrator, prior to the next Offering Period. A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this section (i) is not required to file any additional subscription agreement in order to continue participation in this Plan, and (ii) will be deemed to have accepted the terms and conditions of the Plan, any sub-plan, and subscription agreement in effect at the time each subsequent Offering Period begins, subject to Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at the time.

7.    Grant of Option on Enrollment. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction the numerator of which is the amount of the contribution level for such Participant multiplied by such Participant’s Compensation (as defined in Section 9 below) during such Purchase Period and the denominator of which is eighty-five percent (85%) of the lower of (a) the Fair Market Value on the Offering Date or (b) the Fair Market Value on the Purchase Date, but in no event less than the par value of a share; provided, however, that for the Purchase Period within the Initial Offering Period, the numerator will be the Initial Contribution Level of the Participant’s Compensation for such Purchase Period, or such lower percentage as determined by the Committee prior to the Effective Date or pursuant to a Participant’s election to change the amount as set forth in Section 6(a) above; and provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan will not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8.    Purchase Price. The Purchase Price in any Offering Period will be eighty-five percent (85%) of the lesser of:

(a)    the Fair Market Value on the Offering Date or

(b)    the Fair Market Value on the Purchase Date.

9.    Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.

(a)    The Purchase Price of the shares is accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines that contributions may be, or are required to be, made in another form (due to local law requirements, in another form with respect to categories of Participants outside the United States). The deductions are made as a percentage of the Participant’s Compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” means those components of the Participant’s cash compensation that are regular and reoccurring, including, but not limited to, sales commissions, but excluding any overtime pay or shift differentials, annual cash incentive compensation, and annual cash bonuses, and further excluding extraordinary cash items, all non-cash items, moving or relocation allowances, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, payments for or related to equity compensation, and any similar items; however, the Committee, in its discretion, may at any time prior to the beginning of an Offering Period establish a different definition of Compensation for a subsequent Offering Period. For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) will be treated as if the Participant did not make such election. Payroll deductions shall commence (i) for the Initial Offering Period, on the first payday on or following the end of the Initial Offering Period Window (and, the payroll deductions for each of the remaining payroll periods in the Initial Offering Period will be increased by the amount of the payroll deductions that would have been made prior to end of the Initial Offering Period Window), and (ii) for subsequent Offering Periods, on the first payday following the beginning of any subsequent Offering Period, and in either case shall continue to the end of the applicable Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any subplan may permit matching shares without the payment of any purchase price.

(b)    Subject to Section 25 below and to the rules of the Committee, a Participant may decrease the rate of payroll deductions during an ongoing Offering Period by filing with the Company and/or the Third Party Administrator a new authorization for payroll deductions, with the new rate to become effective as soon as reasonably practicable and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of payroll deductions may be made once during an Offering Period or more or less frequently under rules determined by the Committee. An increase in the rate of payroll deductions may not be made with respect to an ongoing Offering Period unless otherwise determined by the Committee. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company and/or the Third Party Administrator a new authorization for payroll deductions prior to the beginning of such Offering Period or such other time period as may be specified by the Committee.

(c)    Subject to Section 25 below and to the rules of the Committee, a Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions, with such reduction to become effective as soon as reasonably practicable and after such reduction becomes effective, no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant’s account prior to the effective date of the request will be used to purchase shares of Common Stock in accordance with Section (e) below. A reduction of the payroll deduction percentage to zero will be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d)    All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, and the Company will not be obligated to segregate such payroll deductions, except to the extent required to be segregated due to local legal restrictions outside the United States. No interest accrues on the payroll deductions, except to the extent required due to local legal requirements outside the United States. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, except to the extent necessary to comply with local legal requirements outside the United States.

(e)    On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company and/or the Third Party Administrator that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company will apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price will be as specified in Section 8 of this Plan. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock will be carried forward into the next Purchase Period or Offering Period, as the case may be (except to the extent required due to local legal requirements outside the United States), or otherwise treated as determined by the Committee. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date will be refunded to the Participant without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock will be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date (except to the extent required due to local legal requirements outside the United States).

(f)    As promptly as practicable after the Purchase Date, the Company will issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g)    During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(h)    To the extent required by applicable federal, state, local, or foreign law, a Participant will make arrangements satisfactory to the Company and the Participating Corporation employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Participating Corporation, as applicable, may withhold, by any method permissible under applicable law, the amount necessary for the Company or any Participating Corporation, as applicable, to meet applicable withholding obligations, including up to the maximum permissible statutory rates and including any withholding required to make available to the Company or any Participating Corporation, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company will not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10.    Limitations on Shares to be Purchased.

(a)    No Participant will be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such Participant’s rights to purchase stock under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, that are also outstanding in the same calendar year(s) (whether under other Offering Periods or other employee stock purchase plans of the Company, its Parent, and its Subsidiaries), exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect (the “Maximum Share Amount”). The Company may automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b)    The Committee may, in its sole discretion, set a lower maximum number of shares which may be purchased by any Participant during any Offering Period than that determined under Section 10(a) above, which will then be the Maximum Share Amount for subsequent Offering Periods; provided, however, that in no event will a Participant be permitted to purchase more than Three Thousand Five Hundred (3,500) shares during any one Purchase Period or such greater or lesser number as the Committee may determine, irrespective of the Maximum Share Amount set forth in (a) and (b) hereof. If a new Maximum Share Amount is set, then all Participants will be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective. The Maximum Share Amount will continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

(c)    If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as will be reasonably practicable and as the Committee will determine to be equitable. In such event, the Company will give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.

(d)    Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), will be returned to the Participant as soon as administratively practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11.    Withdrawal.

(a)    Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee. The Committee may set forth a deadline of when a withdrawal must occur to be effective prior to a given Purchase Date in accordance with policies it may approve from time to time.

(b)    Upon withdrawal from this Plan, the accumulated payroll deductions will be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan will terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c)    To the extent applicable, if the Fair Market Value on the first day of the current Offering Period in which a Participant is enrolled is higher than the Fair Market Value on the last day of any applicable Purchase Period, the Company will automatically withdraw the Participant from the current Offering Period and enroll such Participant in the subsequent Offering Period. Any funds accumulated in a Participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date preceding the first day of such subsequent Offering Period.

12.    Termination of Employment. Termination of a Participant’s employment for any reason, including (but not limited to) retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, or Participant’s employer no longer being a Participating Corporation, immediately terminates his or her participation in this Plan (except to the extent required due to local legal requirements outside the United States). In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13.    Return of Payroll Deductions. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment, or otherwise, or in the event this Plan is terminated by the Board, the Company will deliver to the Participant all accumulated payroll deductions credited to such Participant’s account. No interest will accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14.    Capital Changes. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in the capital structure of the Company, without consideration, then the Committee will adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price, and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 1 and 10 will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a share will not be issued.

15.    Nonassignability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, pursuant to the laws of descent and distribution, or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition will be void and without effect.

16.    Use of Participant Funds and Reports. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States). Until shares are issued, Participants will only have the rights of an unsecured creditor (except to the extent required due to local legal requirements outside the United States). Each Participant will receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the Purchase Price thereof, and the remaining cash balance, if any, carried forward or refunded, as determined by the Committee, to the next Purchase Period or Offering Period, as the case may be.

17.    Notice of Disposition. If Participant is subject to tax in the United States, Participant will notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan. If such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased, the Company may place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice will continue notwithstanding the placement of any such legend on the certificates.

18.    No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder will confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19.    Equal Rights And Privileges. All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements will have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options granted under the Plan that are not intended to comply with the Code Section 423 requirements). This Section 19 will take precedence over all other provisions in this Plan.

20.    Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Term; Stockholder Approval. This Plan will become effective on the Effective Date. This Plan will be approved by the stockholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan will occur prior to stockholder approval of such shares, and the Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date will not occur, and instead such Offering Period will terminate without the purchase of such shares and Participants in such Offering Period will be refunded their contributions without interest, unless the payment of interest is required under local laws). This Plan will continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the first Purchase Date under the Plan.

22.    Designation of Beneficiary.

(a)    If provided in the subscription agreement, a Participant may file a written or electronic designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a Participant may file a written or electronic designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form will be valid only if it was filed with the Company and/or the Third Party Administrator at the prescribed location before the Participant’s death.

(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant, and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company will deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.    Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions, securities law restrictions, or other applicable laws outside the United States, and will be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.

24.    Applicable Law. The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25.    Amendment or Termination. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, will be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to establish rules to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during a Purchase Period or an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts contributed from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment will be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would (a) increase the number of shares that may be issued under this Plan or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend, or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (a) amending the definition of compensation, including with respect to an Offering Period underway at the time; (b) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (c) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee action; (d) reducing the maximum percentage of compensation a Participant may elect to set aside as payroll deductions; and (e) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

26.    Corporate Transactions. In the event of a Corporate Transaction (as defined below), each outstanding right to purchase Common Stock will be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened by setting a new Purchase Date (the “New Purchase Date”) and will end on the New Purchase Date. The New Purchase Date will occur on or prior to the consummation of the Corporate Transaction, and the Plan will terminate on the consummation of the Corporate Transaction.

27.    Definitions.

(a)    “Affiliate” means any entity, other than a Subsidiary or Parent, (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(d)    “Common Stock” means the common stock of the Company.

(e)    “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(f)    “Effective Date” means the date on which the Registration Statement covering the initial public offering of shares of Common Stock is declared effective by the U.S. Securities and Exchange Commission.

(g)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(h)    “Fair Market Value” means, as of any date, the value of a share of Common Stock, determined as follows:

(i)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(iii)    if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(iv)    with respect to the Initial Offering Period, Fair Market Value on the Offering Date shall be the price at which shares of Common Stock are offered to the public pursuant to the Registration Statement covering the initial public offering of the shares of Common Stock; and

(v)    if none of the foregoing is applicable, by the Committee in good faith.

(i)    “Offering Date” means the first Trading Day of each Offering Period; however, for the Initial Offering Period the Offering Date will be the Effective Date.

(j)    “Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

(k)    “Parent” will have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(l)    “Participant” means an eligible employee who meets the eligibility requirements set forth in Section 4 and who elects to participate in this Plan, in each case subject and pursuant to Section 6.

(m)    “Participating Corporation” means any Parent, Subsidiary or Affiliate that the Board designates from time to time as a corporation that will participate in this Plan.

(n)    “Plan” means this ClearPoint Neuro, Inc. 2021 Employee Stock Purchase Plan.

(o)    “Purchase Date” means the last Trading Day of each Purchase Period.

(p)    “Purchase Period” means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

(q)    “Purchase Price” means the price at which Participants may purchase a share of Common Stock under the Plan, as determined pursuant to Section 8.

(r)    “Securities Act” means the U.S. Securities Act of 1933, as amended.

(s)    “Subsidiary” will have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

(t)    “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CLEARPOINT NEURO, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 2, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/clearpointneuro/2021

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ **FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED** ▲

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. Election of Directors:

   (1) Joseph M. Burnett
   (2) R. John Fletcher
   (3) Pascal E.R. Girin
   (4) B. Kristine Johnson
   (5) Matthew B. Klein
   (6) Timothy T. Richards

FOR ALL Nominees listed to the left ☐ **FOR ALL EXCEPT** as marked per the Instruction below to the contrary ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Ratification of the appointment of Cherry Bekaert LLP as ClearPoint Neuro, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021. **FOR** ☐ **AGAINST** ☐ **ABSTAIN** ☐

3 Approval of ClearPoint Neuro, Inc.'s Employee Stock Purchase Plan. **FOR** ☐ **AGAINST** ☐ **ABSTAIN** ☐

4. An advisory (non-binding) vote to approve the compensation of ClearPoint Neuro, Inc.'s named executive officers. **FOR** ☐ **AGAINST** ☐ **ABSTAIN** ☐

CONTROL NUMBER

Signature__________________________ **Signature, if held jointly**__________________________ **Date**__________, **2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

To view the 2021 Proxy Statement, 2021 Annual Report and to attend the Annual Meeting, please go to: https://www.cstproxy.com/clearpointneuro/2021

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CLEARPOINT NEURO, INC.

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, JUNE 3, 2021, 9:00 A.M. PACIFIC TIME

The undersigned appoints Joseph M. Burnett and Danilo D'Alessandro as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of ClearPoint Neuro, Inc. held of record by the undersigned at the close of business on April 5, 2021 at the Annual Meeting of Stockholders of ClearPoint Neuro, Inc. to be held on June 3, 2021.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)